Exhibit 4.11
CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS
CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) (IV) OF
REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT
THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Amendment Agreement #2
between
Liberty Global Technology Services B.V.
and
Sunrise GmbH
relating to the
Technology Master Services
Agreement
CONTENTS
1.Variation of the Principal Agreement1
2.Entire agreement1
3.Rights etc. cumulative and other matters2
4.Further assurance2
5.Costs2
6.Invalidity2
7.Counterparts3
8.Law and jurisdiction3
Schedule 1: Variation of the Principal Agreement6

1
THIS AGREEMENT dated 8 November 2024
BETWEEN:
(1)LIBERTY GLOBAL TECHNOLOGY SERVICES B.V., registered in the Netherlands with company number 80203582 whose registered office is at Boeing Avenue 53, 1119 PE, Schiphol-
Rijk, the Netherlands (Liberty Global);
and
(2)SUNRISE GMBH, incorporated and registered in Switzerland with company number CHE-
106.848.147, whose registered office is at Thurgauerstrasse 101B, 8152 Glattpark (Opfikon,
Switzerland (the Service Recipient),
together the “Parties” and each a “Party”. Background:
A.Liberty Global and the Service Recipient (formally known as UPC Schweiz GmbH) entered into a Technology Master Services Agreement (previously known as the T&I Services
Agreement) dated 14 December 2014 as amended by the Amendment Agreement dated 31
March 2023 (the "Principal Agreement").
B.The Parties now wish to vary the terms of the Principal Agreement on the terms set out in this
Agreement.
C.In consideration of the mutual covenants herein contained, and for the good and valuable consideration received, the Parties hereby agree as follows:
1.VARIATION OF THE PRINCIPAL AGREEMENT
1.1Variations
With effect from 8 November 2024, the Principal Agreement shall be amended and restated as set out in Schedule 1 to this Agreement.
1.2Precedence
If any of the provisions of this Agreement are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Agreement shall prevail.
2.ENTIRE AGREEMENT
2.1This Agreement, together with any documents referred to in it, constitutes the whole agreement between the Parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

2
2.2Each Party acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than those contained in this Agreement and, having negotiated and freely entered into this Agreement, agrees that it shall have no remedy in respect of any other such representation or warranty except in the case of fraud. Each Party acknowledges that its legal advisers have explained to it the effect of this clause 2.2.
2.3No variation of this Agreement shall be effective unless made in writing and signed by each of the
Parties.
3.Rights cumulative and other matters
3.1Subject to the specific exclusions and limitations and express provisions to the contrary set out in this Agreement, the rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.
3.2The exercise or waiver, in whole or in part, of any right, remedy, or duty provided for in the
Agreement will not constitute the waiver of any prior, concurrent or subsequent right, remedy, or duty within the Agreement.
3.3No failure to exercise nor any delay in exercising by any party to this Agreement of any right, power, privilege or remedy under this Agreement shall impair or operate as a waiver thereof in whole or in part.
3.4No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.
4.FURTHER ASSURANCE
At any time after the date hereof each of the Parties shall, at the request and cost of another party, execute or procure the execution of such documents and do or procure the doing of such acts and things as the party so requiring may reasonably require for the purpose of giving to the party so requiring the full benefit of all the provisions of this Agreement, subject to any express restrictions in this Agreement on the extent of either Party’s obligations under this Agreement.
5.COSTS
Subject to any express provisions to the contrary each Party to this Agreement shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this
Agreement and in carrying out any related due diligence.
6.INVALIDITY
6.1If any provision of this Agreement is held by any court or competent authority to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

3
6.2In these circumstances, the Parties shall meet to discuss the affected provisions and shall substitute a lawful and enforceable provision which so far as possible results in the same economic effects.

4
7.COUNTERPARTS
This Agreement may be executed in any number of counterparts, which shall together constitute one
Agreement. Any Party may enter into this Agreement by signing any such counterpart.
8.LAW AND JURISDICTION
This Agreement and any non-contractual obligations arising from or connected with it shall be governed by and construed in accordance with the law applicable to the Principal Agreement and shall be subject to the jurisdiction of the courts and/or any dispute resolution mechanism set out in the
Principal Agreement.
9.ELECTRONIC SIGNATURE
The Parties may sign this Agreement electronically. Parties agree that the person using electronic signature is authorised to bind that party and that their electronic signature is the legal equivalent of their manual signature on this Agreement and consent to be legally bound by the terms and conditions of this Agreement. Parties also agree that no certification authority or other Third Party verification is necessary to validate their electronic signature and that the lack of such certification or Third
Party verification will not in any way affect the enforceability of their electronic signature or any resulting contract between them. Parties hereto acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defence based on its execution hereof by electronic means or the delivery of such executed counterparts by electronic delivery, as applicable.

5
SIGNATURE
This Agreement is signed by duly authorised representatives of the parties:
SIGNEDby
Liberty Global Technology Services B.V.
  /s/ Cherilyn Laban        /s/ Baptiest Coopmans
By: Liberty Global Europe Management B.V.By: Liberty Global Europe Management B.V.
Its: solely authorised managing directorIts: solely authorised managing director
By: C. LabanBy: B. Coopmans
Its: jointly authorised managing directorIts: jointly authorised managing director

6
SIGNEDby
Sunrise GmbH
  /s/ Jany Fruytier          /s/ Marcel Huber
By: Jany FruytierBy: Marcel Huber
Its: CFOIts: General Counsel & Chief Corporate Affairs
Officer
SCHEDULE 1: AMENDED AND RESTATED PRINCIPAL AGREEMENT

TECHNOLOGY MASTER SERVICES AGREEMENT
______________________________
____________ Liberty Global Technology Services BV and Sunrise GmbH
CONTENTS
ClausePage
1.Interpretation3
2.Services3
3.Duration5
4.Standard for Services5
5.Third Party Suppliers6
6.Service Beneficiaries7
7.Service Recipient Obligations8
8.Dependencies and Relief Events9
9.CPE Software10
10.Charges, Costs and Invoicing10
11.Tax12
12.[INTENTIONALLY DELETED]12
13.VAT12
14.Governance13
15.Change Management Procedure13
16.Access and Information13
17.Intellectual Property Rights14
18.Service Recipient Data15
19.Data Protection15
20.Confidentiality16
21.Security Requirements17
22.Audit Rights19
23.Business Continuity and Disaster Recovery20
24.Suspension20
25.Termination21
26.Consequences of Termination23
27.Exit Assistance25
28.Representations and Warranties27
29.Liability27
30.Losses of Affiliates29
31.Employees30
32.Assignment and Subcontracting31
33.Compliance and Regulatory Matters32
34.Force Majeure35
35.Non-Solicitation36
36.Legal Relationship36
37.Costs37
38.No Set-Off37
39.Further Assurances37
40.Notices37
41.Language38
42.Conflicts38
43.Entire Agreement38
44.Waivers38
45.Counterparts39
46.Variations39
47.Invalid Terms39
48.No Third Party Enforcement39
49.Governing Law39
50.Dispute Resolution39
Schedules
Schedule 1 (Service Description) [redacted]
Schedule 2 (Service Operating Model) [redacted]
Schedule 3 (Change Management Procedure) [redacted]
Schedule 4 (Charges) [redacted]
Schedule 5 (Pass-through Services) [redacted]
Schedule 6 (Excluded Services) [redacted]
Schedule 7 (Service Performance) [redacted]
Schedule 8 (General Dependencies) [redacted]
Schedule 9 (Definitions and Interpretation)
This AGREEMENT dated 8 November 2024
BETWEEN:
(1)SUNRISE GmbH, incorporated and registered in Switzerland with company number
CHE-106.848.147, whose registered office is at Thurgauerstrasse 101B, 8152 Glattpark Opfikon,
Switzerland (the Service Recipient); and
(2)LIBERTY GLOBAL TECHNOLOGY SERVICES B.V., registered in the Netherlands with company number 80203582 whose registered office is at Boeing Avenue 53, 1119 PE, Schiphol-
Rijk, the Netherlands (the Service Provider),
(each a party and together, the parties).
BACKGROUND:
(A)The Service Provider currently provides certain technology services to the Service Recipient as set out in this Agreement (as amended from time to time).
IT IS AGREED:
1.INTERPRETATION
Words and expressions used in this Agreement shall be interpreted in accordance with the
Definitions and Interpretation Schedule.
2.SERVICES
2.1The Service Provider shall provide, or procure the provision of, the Services (as further set out in the
Services Schedule) to the Service Recipient and each member of the Service Recipient Group agreed in accordance with clause 6 (each a Service Beneficiary) in accordance with the terms and conditions of this Agreement. The Service Recipient in return pays the agreed Service Charges to the
Service Provider.
Service Boundary
2.2The Service Provider's obligation to provide each Service is subject to the applicable Service
Boundary, meaning that the Service Provider is not required to provide that Service beyond the
Service Boundary and neither the Service Recipient nor any Service Beneficiary is entitled to use that Service beyond the Service Boundary without the Service Provider's prior written permission.
2.3For each Service to which a Service Boundary applies, the parties shall (at any party’s request from time to time):
(a)discuss the potential extension of the Service Boundary for that Service, including the potential associated changes to Service Charges; and
(b)if the parties reach agreement upon a basis to extend the Service Boundary, they shall develop, agree and enter into a Change to give effect to that agreement pursuant to the
Change Management Procedure.
2.4Any extension of a Service Boundary under this clause shall be subject to the Service Provider obtaining any corresponding Authorisations, the costs for which shall be allocated pursuant to clause
5.
Operational Processes
2.5Subject to clause 2.6, in performing and receiving each Service, each party shall, and shall procure that each member of its Group shall (to the extent such member receives or provides Services), comply with the roles and responsibilities applicable to that party (and its Group), and with the processes, that are relevant to that Service as set out in the following parts of the Service Operating
Model:
(a)Governance Model;
(b)Platform Services;
(c)Delivery Services; and
(d)Operational Services;
(e)(collectively, the Operational Processes).
2.6For each Service, the Operational Processes are subject to any modification, or disapplication, of those Operational Processes as specified in the applicable Service Description.
2.7Each party shall comply with its obligations concerning forecasting, and reporting Service usage, under the Operational Processes.
2.8                          [redacted]
2.9            Excluded Services
2.9The parties acknowledge and agree that the Excluded Services are outside the scope of this
Agreement and the Service Provider shall not be required to provide any Excluded Services to the
Service Recipient under this Agreement.
2.10The Service Recipient acknowledges and agrees that:
(a)the Service Provider Group and their respective staff, directors, employees and consultants are not qualified, regulated, licensed and/or authorised to provide tax, legal, accounting, pensions, insurance or financial services or other financial advice to the Service Recipient or its Affiliates;
(b)nothing in this Agreement will require the Service Provider Group or their respective staff, directors, employees or consultants to hold or obtain regulatory consents or licenses in the provision of the services described at clause 2.9(a);
(c)the Services do not constitute tax, legal, accounting, pensions, insurance or financial services or other financial advice and are not intended to be relied upon or form the basis of any decision by any member of the Service Recipient Group in relation to such matters; and
(d)the Service Recipient should conduct its own investigation and due diligence and analysis and take advice from appropriately qualified tax and/or legal and/or accounting and/or financial services and/or other advisers to satisfy itself that any act, position, filing, contract, commitment, decision or matter is appropriate with regard to the circumstances and requirements of the Service Recipient Group.
3.DURATION
Agreement Term
3.1This Agreement as amended and restated shall commence on the Effective Amendment Date and shall continue until the date of expiry of the Service Term for the last remaining Service (or
Services) under this Agreement, in accordance with its terms (the Term).
Service Terms
3.2The Service Provider shall provide each Service until the later of:
(a)subject to any earlier termination under clause 25 or any extension for a Renewal Term, the end of the applicable Initial Service Term;
(b)the end of the Renewal Term for that Service; and
(c)the end of the Exit Period for that Service,
(the Service Term).
Renewal
3.3Unless otherwise set out in the Service Description, the Service Recipient may request to renew the
Services for one additional 24 month term (the Renewal Term) by giving the Service Provider 12 months’ written notice before the end of the Initial Service Term.
4.STANDARD FOR SERVICES
4.1In providing the Services the Service Provider shall:
(a)use reasonable care and skill in accordance with applicable industry standards;
(b)subject to clause 8.5, comply with Applicable Laws [redacted] as they relate to the provision of the Services by the Service Provider (subject always to each party's obligations to comply with a Required Change due to a change in Applicable Laws as further described in the
Change Management Procedure); and
(c)ensure that those of its personnel whose decisions are necessary for the proper provision of the Services are available during Working Hours on reasonable notice for consultation on any material matter relating to the Services and have reasonable skill, experience and qualifications.
4.2If the Service Provider materially or persistently fails to meet (a) the Service standards under clause 4.1 or (b) [redacted] then, following the referral and completing the process in accordance with paragraph 5 (Service Management) of the Governance Model, the Service Provider shall, at its cost:
(a)carry out an appropriate analysis of the cause of the relevant failure;
(b)put in place and execute a plan for remediation of the relevant failure; and
(c)ensure it provides the Services in accordance with the relevant Service standards under clause 4.1 as soon as possible.
4.3[redacted].
5.THIRD PARTY SUPPLIERS
Authorisations
5.1The parties agree that:
(a)certain of the Services may be provided in whole or in part by or through the use of third parties on behalf of the Service Provider, or the provision of Services or a Pass-Through
Service  by the Service Provider may require licences or consents granted by third party rights holders (such third parties, in each case excluding, for the avoidance of doubt, the
Affiliates from time to time of the Service Provider, being Third Party Suppliers) under one or more contracts (including an Original Supply Agreement)  to which the Service
Recipient and any relevant Service Beneficiaries are not a party (collectively, Third Party
Supply Contracts); and
(b)the use of Third Party Supply Contracts in the manner described in (a) above may require an
Authorisation.
5.2From the Effective Amendment Date, the Service Provider shall:
(a)use reasonable endeavours to obtain (to the extent not obtained before the Effective
Amendment Date) and maintain each Authorisation necessary under a Third Party Supply
Contract to provide the relevant Services to the Service Recipient and relevant Service
Beneficiaries in accordance with this Agreement; and
(b)notify the Service Recipient (to the extent the Service Recipient is not already aware as at the Effective Amendment Date) as soon as reasonably practicable if any Third Party
Supplier refuses (without making a counter-offer or offering further negotiations) to provide an Authorisation necessary under a Third Party Supply Contract, or if a necessary
Authorisation has not been obtained by the date from which it is required.
5.3Where permitted by Applicable Laws, the Service Recipient shall (and shall procure that relevant
Service Beneficiaries shall) provide reasonable support to the Service Provider in obtaining any
Authorisations, as may be reasonably requested by the Service Provider from time to time.  As between the parties, the Service Provider shall be solely responsible for managing its relationship with the Third Party Suppliers and the Service Recipient shall not (and shall procure that the Service
Recipient Group shall not) discuss or communicate with any Third Party Suppliers regarding the provision of the Services, the obtaining of any Authorisation or the existence or substance of this
Agreement.
Authorisation Expenses
5.4If, in complying with its obligations to obtain and maintain Authorisations under clause 5.2, the
Service Provider or any of its Affiliates is required to make any one-off or recurring payment to the relevant Third Party Supplier in return for that Third Party Supplier agreeing to provide the required
Authorisation that is not reflected in the relevant Service Charges (Authorisation Expenses), the
Service Provider shall:
(a)use reasonable endeavours to minimise the Authorisation Expenses;
(b)act on a fair and reasonable basis in connection with the negotiation and agreement of any
Authorisation Expenses and shall not unfairly prejudice the Service Recipient or the Service
Beneficiaries relative to the Service Provider Group (including by not prioritising the commercial objectives of the Service Provider Group over the Service Recipient or any
Service Beneficiary);
(c)notify the Service Recipient of the relevant Authorisation Expenses as soon as reasonably practicable; and
(d)provide such information as the Service Recipient shall reasonably request in respect of such
Authorisation Expenses.
5.5The Service Recipient shall reimburse the Service Provider, as Reimbursable Costs, for any
Authorisation Expenses incurred by the Service Provider or any of its Affiliates in complying with its obligations to obtain and maintain Authorisations under clause 5.2 (and each reimbursement may be on a recurring and/or one-off basis, depending on the nature of the Authorisation Expenses to be reimbursed).
Compliance with Authorisations and Third Party Supply Contracts
5.6Subject to any confidentiality obligations binding upon it, the Service Provider shall give the Service
Recipient reasonable notice of any relevant obligations owed to, or restrictions put in place by, a
Third Party Supplier in respect of each Authorisation or under any Third Party Supply Contract.
5.7The Service Recipient shall and shall procure that each Service Beneficiary shall:
(a)comply with the terms of all relevant obligations owed to, or restrictions put in place by, a
Third Party Supplier under a Third Party Supply Contract; and
(b)not act (or omit to act) in any way that the Service Recipient knows (or ought reasonably to know) would result in a breach by any member of the Service Provider Group of the terms of any Authorisation or Third Party Supply Contract (including any use or on-provision of a
Service in breach of this Agreement).
5.8The Service Recipient shall notify the Service Provider in writing as soon as reasonably practicable if the Service Recipient (or any Service Beneficiary) becomes aware of any circumstances that constitute a breach (or are likely to result in a breach) of clause 5.7.
5.9The Service Recipient shall indemnify the Service Provider on written demand against all Losses incurred by the Service Provider or any Affiliate of the Service Provider arising from a breach by the
Service Recipient (or any Service Beneficiary) of clause 5.7.
6.SERVICE BENEFICIARIES
6.1The Service Provider acknowledges that the Service Recipient has entered into this Agreement for its own benefit and the Service Provider shall perform its obligations under this Agreement for the benefit of the Service Recipient and the Service Recipient Group as at the Effective Amendment
Date.
Extending Services to the broader Service Recipient Group
6.2In relation to any Service, the parties shall (at any party's request from time to time):
(a)discuss the potential extension of that Service to other members of the Service Recipient
Group, including the potential associated changes to Service Charges; and
(b)if the parties reach agreement upon a basis to extend that Service to additional members of the Service Recipient Group, they shall develop, agree and enter into a Change to give effect to that agreement pursuant to the Change Management Procedure;
[redacted]
6.3Any extension of Services to additional recipients under clause 6.2 shall be subject to the Service
Provider obtaining any corresponding Authorisations in accordance with the terms of this
Agreement, the costs for which shall be allocated pursuant to clause 5.
6.4The Service Recipient shall (as between the parties):
(a)procure that each Service Beneficiary shall use the relevant Services in accordance with the terms of this Agreement (including by complying with all restrictions in this Agreement relating to the use of the relevant Services), as if those terms and restrictions applied to that
Service Beneficiary; and
(b)be liable for all acts and omissions of each Service Beneficiary in connection with the receipt of the Services for which, if such acts and omissions were of the Service Recipient, the Service Recipient would be liable (whether for breach of this Agreement, in tort
(including negligence), in breach of a statutory duty, under any indemnity or otherwise), subject to the exclusions and limitations of liability under this Agreement.
7.SERVICE RECIPIENT OBLIGATIONS
7.1The Service Recipient shall, and shall procure that each Service Beneficiary shall, at its own cost, ensure that those of its personnel whose decisions are necessary for the proper administration and performance of the Services are available during Working Hours on reasonable notice for consultation on any material matter relating to the Services and have reasonable skill, experience and qualifications.
7.2The Service Recipient shall:
(a)ensure that each Service is used solely for the benefit of each relevant Service Beneficiary of that Service, for the purposes of carrying on the business of that Service Beneficiary; and
(b)ensure that each Service Beneficiary complies, with Applicable Laws applicable to them in connection with the receipt or use of the Services under this Agreement.
7.3To the extent that the Service Boundary for a Service permits the resale of that Service by the
Service Recipient or a Service Beneficiary, the Service Recipient shall (as between the parties) be liable for the access or use of the Services by its or that Service Beneficiary's customers as though it were the access or use of the Services by it or that Service Beneficiary.
7.4For the avoidance of doubt, the Service Recipient acknowledges and agrees that it and the Service
Beneficiaries shall use or access the Services solely for the purposes set out in clause 7.2(a) and in accordance with the terms and conditions of this Agreement.  The Service Recipient shall not, and shall procure that the Service Beneficiaries shall not, provide or resell any Service to any third party except as expressly permitted by the applicable Service Description.
8.DEPENDENCIES AND RELIEF EVENTS
8.1The Service Provider shall not be liable for any failure to perform, or for any delay in the performance of, any obligations under this Agreement (including obligations to perform the
Services):
(a)to the extent caused, or contributed to, by:
(i)any failure by the Service Recipient or the Service Beneficiaries to perform (or procure the performance of) one or more Dependencies; or
(ii)any act or omission by the Service Recipient or by any Service Beneficiary that the
Service Recipient is aware (or reasonably ought to be aware) will, or will be likely to, cause the Service Provider to be unable to perform any obligation under this
Agreement; or
(b)if a Service is Dependent on another Service and that Service is:
(i)suspended by the Service Provider in accordance with clause 24 (suspension);
(ii)terminated by the Service Provider in accordance with clauses 25.1 (breach), 25.2
(non-payment) or 25.3 (insolvency), by the Service Recipient in accordance with clause[redacted] 25.8 (early termination of a Service), or by either party in accordance with clause 25.5 (force majeure); or
(iii)the Service Term expires,
unless a Change to address the relevant Dependency is agreed in accordance with the Change
Management Procedure (each of which shall be a Relief Event).
8.2If the Service Provider becomes aware that a Relief Event has occurred:
(a)it shall provide reasonable notice to the Service Recipient, identifying the Relief Event and its effect or likely effect on the supply of the Services and/or on the ability of the Service
Provider to perform its obligations under this Agreement;
(b)to the extent it is able to do so, the Service Provider shall:
(i)discuss with the Service Recipient any actions that may reasonably be taken by the
Service Recipient (or any Service Beneficiary) to seek to mitigate the effect of the
Relief Event; and
(ii)if reasonably requested by the Service Recipient, provide details of any incremental
Reasonable Costs likely to be incurred by the Service Provider in relation to any such proposed mitigating actions in relation to the Relief Event; and
(c)use its reasonable endeavours to perform any proposed mitigating actions reasonably requested by the Service Recipient and for which the Service Recipient has agreed to incur any associated Reasonable Costs.
8.3The Service Recipient shall promptly reimburse the Service Provider, as Reimbursable Costs, for all
incremental Reasonable Costs incurred by the Service Provider in seeking to mitigate the effect of a
Relief Event in accordance with clause 8.2(c).
8.4The Service Provider and its Affiliates may, in providing each Service, rely on the provision of data and information to it by or on behalf of the Service Recipient and each Service Beneficiary in respect of that Service.  Except as otherwise agreed in writing, the Service Provider has no obligation to review, verify or otherwise confirm the accuracy, completeness or sufficiency of the data or information provided by, or on behalf of, the Service Recipient or any Service Beneficiary (and the
Service Provider Group is not liable for Claims arising as a result of the inaccuracy, insufficiency or incompleteness of the data or information provided by or on behalf of the Service Recipient or any
Service Beneficiary).
8.5The Service Provider shall not be in breach of this Agreement if and to the extent that it is unable to provide any of the Services or perform any of its other obligations under this Agreement:
(a)without breaching any Applicable Laws (subject always to each party's obligations to comply with a Required Change due to a change in Applicable Laws (as further described in the Change Management Procedure); or
(b)if to do so would breach the terms of an Authorisation.
9.CPE SOFTWARE
In consideration of the Service Recipient agreeing to pay the CPE Software Fees to the Service
Provider, the Service Provider grants to the Service Recipient a non-exclusive, non-transferable, non-sub-licensable right to use the CPE Software within the Service Boundary and Territory for the sole purpose of and subject to receiving the Entertainment Service and Connectivity Service in
accordance with the terms and conditions set out in this Agreement  during the Service Term for each of the Entertainment Service and Connectivity Service (each a CPE Software Period).
10.CHARGES, COSTS AND INVOICING
Service Charges
10.1Except as expressly stated otherwise in a Service Description, each Service Charge:
(a)is categorised in the Charges Schedule as a Base Charge or Scalable Charge;
(b)the Base Charges shall be invoiced in advance (not more than one month before the month to which the Service Charges relate) in equal monthly instalments; and
(c)the Scalable Charges shall be calculated and invoiced monthly in arrears.
Pass-Through Costs
10.2The Service Provider shall invoice the Service Recipient for Pass-Through Costs monthly, at any time after the first day of the relevant month to which the invoice relates, based upon the Service
Provider’s Pass-Through Costs for the relevant month.
Reimbursable Costs
10.3Reimbursable Costs shall be invoiced by the Service Provider and payable on a monthly basis in arrears (at any time after the end of the relevant month to which the invoice relates).
Third Party Cost increases
10.4Subject to clause 10.5, if any Third Party Cost (other than a Pass-Through Cost) associated with the
Service Provider's provision of any Service (or element of a Service) increases by 10% or more compared with the equivalent cost as at the Effective Amendment Date, including increased charges under Third Party Supply Contracts (other than an Original Supply Agreement and any Pass-
Through Costs, which shall be passed-through in accordance with the Pass-Through Services
Schedule), the Service Provider may, [redacted] on written notice to the Service Recipient, increase the Service Charges in respect of any affected Service(s) by an amount proportionate to the increase in that Third Party Cost.
10.5[redacted]
Invoicing and Payment
10.6In respect of each Service (or part thereof) provided during the relevant Service Term, the Service
Recipient shall pay the Charges (and such other amounts that are payable by the Service Recipient to the Service Provider or any of its Affiliates under this Agreement) invoiced by the Service Provider or any of its Affiliates within 30 calendar days from the date of receipt of the relevant invoice (the
Due Date).
10.7If the Service Recipient reasonably and in good faith believes that any invoice or part of an invoice issued by the Service Provider or any of its Affiliates is manifestly incorrect, it shall within 15 calendar days of receipt of such invoice notify the Service Provider in writing stating the reasons why it believes the invoice to be incorrect.  The Service Recipient's notice will constitute a Dispute and will be addressed in accordance with the Escalation Procedure.  During the existence of any such
Dispute, the Service Provider shall continue to provide the Services in accordance with this
Agreement.  The Service Recipient shall be entitled to withhold payment of the disputed amount but shall be obliged to pay any undisputed part of the invoice by the applicable Due Date.  On settlement of any such Dispute the Service Recipient shall pay within 15 calendar days of the date of such settlement any amount that is properly due and owing under the invoice (and that date for payment shall be the Due Date for those amounts for the purposes of this clause 10.7).
10.8The Service Recipient shall make all payments under this Agreement to the Service Provider's Bank
Account.
10.9Payment under this Agreement, including in particular clause 10.6, shall be in immediately available funds in the denomination noted against the relevant Charges by electronic transfer on or prior to the
Due Date.
10.10If any sum due for payment under this Agreement (except for any amounts validly disputed under clause 10.7) is not paid by the applicable Due Date, the Service Recipient shall pay Default Interest on that sum from, but excluding, the applicable Due Date to, and including, the date of actual payment, calculated on a daily basis and compounding annually.
10.11If, in respect of any part of an invoice under clause 10.6 that the Service Recipient has not disputed in accordance with clause 10.7, or in respect of any amount subject to a dispute and determined to be properly due and owing, the Service Recipient has failed to pay the Service Provider by the applicable Due Date:
(a)then after the date falling seven calendar days after the applicable Due Date, the Service
Provider may notify the Service Recipient of such failure with copies addressed to the
Governance Committee (the Default Notice); and
(b)without prejudice to any other rights or remedies the Service Provider may have under this
Agreement or at law, if by the date falling 30 calendar days after the date of the Default
Notice under clause 10.11(a) the Service Recipient has failed to pay such invoice, the
Service Provider shall have the right to suspend the Services (or part of the Services) to the extent to which they relate to the unpaid Charges without further notice until the relevant payment has been made; and
(c)without prejudice to any other rights or remedies the Service Provider may have under this
Agreement or at law, if by the date falling 60 calendar days after the date of the Default
Notice which has been served under clause 10.11(a) the Service Recipient has failed to pay such invoice, the Service Provider shall have the right to terminate the Services (or part of the Services) reasonably determined by the Service Provider to relate to the unpaid Charges, immediately on written notice to the Service Recipient at any time that the relevant payment remains unpaid.
11.TAX
11.1Each party shall pay all sums payable under this Agreement without any Tax Deduction, except as required by Applicable Law.
11.2If a party (the Payor) is required by Applicable Law to make a Tax Deduction  from a sum payable under this Agreement to the other party (the Recipient), the Payor shall:
(a)make such Tax Deduction and any payment to a Tax Authority required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law;
(b)subject to the outcome of  clause 11.3 below, pay to the Recipient such additional amounts as will ensure that the Recipient receives, in total, a net amount which (after any Tax
Deductions have been made) is no less than the amount it would have been entitled to receive in the absence of any such requirement to make a Tax Deduction; and
(c)promptly deliver to the Recipient evidence reasonably satisfactory to the Recipient that a
Tax Deduction has been made and any appropriate payment paid to the relevant Tax
Authority.
11.3In the event that any Tax Deduction becomes required by Applicable Law to be made from an amount payable under this Agreement, the parties shall cooperate reasonably and in good faith to take reasonable steps to secure any reduction of or exemption from any residual Tax Deduction, including (without limitation) completing any necessary procedural formalities and providing any relevant tax documentation in connection with levying of and qualification for a full or partial refund of such Tax Deduction under any applicable double taxation treaty.
12.[INTENTIONALLY DELETED]
13.VAT
13.1All sums payable under this Agreement, including the Charges, are exclusive of any amounts in respect of any VAT chargeable on the supply or supplies for which that sum is the whole or part of the consideration.
13.2If, under this Agreement, the Service Provider (or the Service Provider's Affiliate, as the case may
be) makes a supply for VAT purposes and that Service Provider or Affiliate (or, if applicable, the representative member of that Service Provider's or Affiliate's VAT group) is required to account to a Tax Authority for VAT in respect of that supply, the Service Recipient shall pay to the Service
Provider or Affiliate (as the case may be) (in addition to, and at the same time as, any other consideration for that supply) an amount equal to that VAT, and the Service Provider shall provide to the Service Recipient, or procure the provision of, a valid VAT invoice addressed to the Service
Recipient or the relevant Service Beneficiary as the case may be.
13.3Any sum payable under this Agreement by the Service Recipient:
(a)shall be paid by the Service Recipient on its own behalf to the extent that the sum relates to a
Service which the Service Recipient receives, and on behalf of the relevant Service
Beneficiary to the extent that the sum relates to a Service received by that Service
Beneficiary; and
(b)shall be received by the Service Provider on its own behalf to the extent that the sum relates to a Service that the Service Provider provides, and on behalf of the relevant Affiliate of the
Service Provider to the extent that the sum relates to a Service provided by that Affiliate.
14.GOVERNANCE
The parties shall each have their rights, and comply with their respective obligations, in the
Governance Model.
15.CHANGE MANAGEMENT PROCEDURE
The parties shall each have their rights, and comply with their respective obligations, as set out in the
Change Management Procedure.
16.ACCESS AND INFORMATION
16.1Each of the Service Provider and the Service Recipient shall, and the Service Recipient shall procure that each Service Beneficiary shall:
(a)subject to the remainder of this clause 16.1:
(i)give employees or contractors of the other party's Group access to the facilities, premises or personnel of their own Group during Working Hours; and
(ii)promptly provide information (including copies of documents and data) and other assistance, and make available personnel and other resources, to the other party, in each case, to the extent reasonably required by the other party to provide or receive the Services under this Agreement, as the case may be; and not restricted by Applicable Laws.
16.2Provided that such other party notifies the assisting party of the requirement for such access, information, assistance, personnel or other resource, in each case promptly on becoming aware of such requirement, each party shall;
(a)take reasonable steps to ensure the safety of any employees or contractors of the other party's
Group who visit their premises;
(b)not use, or attempt to access or interfere with, any Systems or data used by the other party's
Group, unless authorised to do so under this Agreement;
(c)ensure that its employees or contractors, or those of its Affiliates, shall at all times when visiting the premises of the other party's Group:
(i)carry visible and suitable means of identification;
(ii)comply with any reasonable security and other directions given by the other party's
Group relating to conduct on their premises; and
(iii)not interfere with the employees or contractors of the other party's Group, or the business operations of the other party's Group; and
(d)ensure that any dealings with the other party's Group's customers or suppliers (including, in the case of the Service Provider, any Third Party Suppliers), in each case, to the extent required in connection with this Agreement, are conducted in a professional and competent manner.
16.3 The Service Provider and the Service Recipient's obligations under clause 16.1 shall be limited to the extent applicable to the provision or receipt of the Services (as relevant) under this Agreement.
16.4The Service Provider and the Service Recipient shall each indemnify the other party and its
Affiliates on written demand against all Losses that result from its breach of clauses 16.2(b) or
16.2(c).
17.INTELLECTUAL PROPERTY RIGHTS
17.1Nothing in this Agreement shall:
(a)unless expressly stated otherwise, operate to transfer, or otherwise grant to any party any right or interest in either party's Intellectual Property Rights; or
(b)affect the ownership by either party or its licensors of Intellectual Property Rights existing at the Effective Amendment Date.
17.2No party's trade marks or brands shall be used by any other party for any purpose other than in accordance with a Service Description or as otherwise expressly agreed in writing between the relevant parties.
17.3The parties acknowledge that all Intellectual Property Rights in the Service Provider Materials vest, or shall vest, in the Service Provider or its licensors automatically.
17.4To the extent that any Intellectual Property Rights do not vest in the Service Provider in accordance with clause 17.3, the Service Recipient hereby assigns (including by present assignment of future rights), and shall procure that each relevant member of its Group shall assign, all of those Intellectual
Property Rights to the Service Provider or, at the Service Provider's request, to another member of the Service Provider's Group or its nominee,.
17.5The parties acknowledge that all Intellectual Property Rights in the Service Recipient Materials, as
between the parties are and shall remain the property of the Service Recipient.
17.6Subject to clause 5, the Service Provider hereby grants, and shall procure that its relevant Affiliates shall grant, in each case from the Effective Amendment Date, to the Service Recipient a non-
exclusive, non-transferable (except as set out in clause 32), non-sub-licensable licence to access and use the Service Provider Materials and Service Provider Systems that are made available to the
Service Recipient by a member of the Service Provider Group in the provision of Services (the
Service Provider Licensed Materials), in each case:
(a)to the extent necessary for, and for the sole purpose of, the Service Recipient’s receipt of the
Services in accordance with this Agreement during the applicable Service Term; and
(b)subject to clause 5, to the extent that licence grant is subject to any Authorisation.
17.7Without prejudice to clause 5 and 21.5, the Service Recipient shall comply (and shall procure that each Service Beneficiary shall comply) with the terms of any third party sublicence, or any other third party restrictions relating to the Service Provider Licensed Materials, that are notified to the
Service Recipient in writing from time to time.
17.8The Service Recipient hereby grants, and shall procure that its relevant Affiliates shall grant, in each case from the Effective Amendment Date, to the Service Provider and its Affiliates a royalty-free, non-exclusive, non-transferable (except as set out in clause 32), sub-licensable licence to access, use, modify and adapt:
(a)the Service Recipient Materials (including the Service Recipient Data) and the Service
Recipient Systems, in each case to the extent necessary for, and for the sole purpose of, the
Service Provider's provision of the Services, maintenance of the Platforms and performance of its other obligations in accordance with this Agreement during the applicable Service
Term; and
(b)the Service Recipient Data, for operational processes concerning the Systems used by the
Service Provider to provide the Services (including the use of telemetry and service usage data to monitor and configure the performance of those Systems).
17.9The Service Recipient shall notify the Service Provider in writing as soon as reasonably practicable of any claim or action against any member of the Service Recipient Group and/or Service Provider
Group by any third party that the provision, receipt and/or use by that member of the Service
Recipient Group and/or Service Provider Group of any Service Provider (or any part of them) in accordance with the terms of this Agreement infringes the Intellectual Property Rights of that third party.
17.10For the avoidance of doubt, each party shall be under a general duty to mitigate any Losses that are under this clause 17.
18.SERVICE RECIPIENT DATA
18.1The Service Provider shall only store, copy and/or use Service Recipient Data to perform its obligations under this Agreement and for the operation and development of the Services.
18.2The Service Provider shall not disclose Service Recipient Data to any third party without the prior written consent of the Service Recipient, save as expressly permitted under this Agreement.
18.3The Service Recipient shall not provide Service Recipient Data to the Service Provider if that
Service Recipient Data is protected by legal or contractual obligations preventing it from being disclosed outside the Territory.
19.DATA PROTECTION
19.1The parties have entered into a data processing agreement on or about the Effective Amendment
Date (the Data Processing Agreement) which shall apply to the provision and receipt (as applicable) of the Services.
19.2To the extent that the scope of the Services being provided under this Agreement changes, the parties shall review their existing arrangements (including the Data Processing Agreement and any sub-
processing arrangements entered into in accordance with the Data Processing Agreement) for compliance with the Data Protection Laws, and shall cooperate in good faith with a view to agreeing any amendments to the existing arrangements to reflect the changes to the Services.
20.CONFIDENTIALITY
20.1Each party shall, and shall procure that its Representatives shall, maintain Confidential Information in confidence and not disclose Confidential Information to any person except:
(a)as permitted by this clause 20;
(b)in the case of a disclosure by the Service Provider, as the Service Recipient approves in writing; or
(c)in the case of a disclosure by the Service Recipient, as the Service Provider approves in writing.
20.2Subject to clause 20.4 below, clause 20.1 shall not prevent disclosure by a party or any of its
Representatives to the extent that:
(a)disclosure is required by Applicable Laws or by any stock exchange or Governmental
Authority (including any Tax Authority) having applicable jurisdiction provided that, except in connection with disclosure to a Tax Authority, the disclosing party shall first use its reasonable endeavours (subject to compliance with Applicable Laws or the requirements of any stock exchange or Governmental Authority) to inform the other party of its intention to disclose such information and take into account the reasonable comments of the party whose
Confidential Information it is;
(b)disclosure is made to a Tax Authority in connection with the investigation of the Tax affairs of the disclosing party (including, in the case of the Service Provider, a member of the
Service Provider Group and, in the case of the Service Recipient, a Service Beneficiary);
(c)disclosure is of Confidential Information which was lawfully in the possession of that party or any of its Representatives (in each case as evidenced by written records) without any obligation of secrecy before its being received or held (except, in the case of a disclosure by the Service Recipient, for Confidential Information of the Service Provider that was in the possession of the Service Recipient before the Effective Amendment Date to the extent to disclose such Confidential Information would breach legal confidentiality obligations binding upon the Service Recipient);
(d)disclosure is of Confidential Information which has previously become publicly available other than through that party's breach of this Agreement (or any act or omission of any of that Party or its Representatives that would have constituted such a breach had that act or omission been undertaken by that party);
(e)disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement;
(f)disclosure is required to a party's Representatives who need to know such information for the purposes of carrying out the party's (or a member of its Group's) obligations under this
Agreement (or, in the case of Representatives that are professional advisers to that party, advising on ordinary course matters such as finance raising or divestments), subject to each party ensuring that such Representatives comply with equivalent obligations of confidentiality as under this clause 20;
(g)disclosure to a Third Party Supplier is required for the Service Provider to comply with any obligations under a Third Party Supply Contract or Authorisation, subject to the Service
Provider ensuring that its Third Party Suppliers comply with equivalent obligations of confidentiality as under this clause 20; or
(h)restricting such disclosure would cause any of the arrangements contemplated in this
Agreement to fall within the description set out in Hallmark A1 contained in Part II of
Annex IV of Directive 2011/16/EU.
20.3Subject to clause 20.2, a party shall not use the other party's Confidential Information other than for the purposes of exercising rights or performing obligations under, and in accordance with, this
Agreement.
20.4Each party undertakes that it (and shall procure that its Representatives) shall:
(a)only disclose Confidential Information as permitted by this clause 20 if it is reasonably required and after having informed the recipient of the Confidential Information of its confidential nature; and
(b)adequately protect Confidential Information against disclosure, distribution, theft, damage, loss and other unauthorised access and shall exercise in relation to the Confidential
Information no lesser security measures and degree of care than it (and its Representatives)
actually exercises in relation to its own Confidential Information.
20.5This clause 20 shall survive the termination or expiry of this Agreement for any reason for a period of five (5) years or until it is objectively clear that the relevant information ceases to be Confidential
Information (whichever is earliest).
21.SECURITY REQUIREMENTS
21.1To prevent unauthorised access or damage to, or use or alteration of, any Systems and related
Confidential Information (or other data), each of the Service Provider and the Service Recipient shall, and shall procure that any of its Affiliates that are involved in the provision or receipt of the
Services, as the case may be, shall:
(a)co-operate in any reasonable security arrangements that the Service Provider considers necessary to prevent any unauthorised person from accessing any System or data in a manner not authorised by this Agreement;
(b)assess on a periodic basis and, where relevant, report to the other party any threats to the
Systems arising as a result of any access granted under this Agreement; and
(c)ensure that all users of the other party's (or its Affiliates') Systems undertake a controlled authorisation process before System access is granted, and remove access privileges in a timely manner once they are redundant.
21.2If either the Service Provider or the Service Recipient detects, or is informed of, a breach of its protective measures that actually has, or will (or is likely to) have a material impact on the Services or the integrity of any Confidential Information (or other data) of the other party on any Systems, it shall, at all times in accordance with Applicable Laws:
(a)immediately act to prevent or mitigate the effects of the breach;
(b)report the breach and any further information required under Applicable Laws to the other party without undue delay after detection; and
(c)take the necessary steps to confine and stop the breach and ensure that the breach does not re-occur and report those steps to the other party.
21.3Each of the Service Provider and the Service Recipient shall (and shall procure that each member of their respective Groups shall) use reasonable endeavours to ensure that it does not introduce into the
Systems or software of the other Party’s Group any software virus, Trojan horse and/or other harmful or malicious code.
21.4To the extent that each of the Service Provider or the Service Recipient has access to the Systems of the other party's Group (either directly or through any of its Affiliates or any of its or their respective personnel), then the accessing party shall, and shall procure that its relevant Affiliates shall,  access the Systems of the other party's Group with the degree of skill, diligence, prudence and foresight which would reasonably be expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances and providing or receiving services similar or equivalent to the Services and in particular:
(a)only access and use the Systems of the other party's Group in accordance with the terms of this Agreement, the Security Policies and Procedures and any related reasonable instructions of the other party from time to time;
(b)have in place technical and organisational measures consistent with the information security standards that it would be reasonable to expect a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances and providing or receiving services similar or equivalent to the Services to comply with;
(c)procure that its personnel only use the Systems of the other party's Group for the purposes of receiving the Services and/or performing its obligations under this Agreement and do not access or use and/or attempt to access and/or use any data and/or information which may be held on the other Systems of the other party's Group which are not required in order to provide or receive the Services;
(d)not connect any new equipment, hardware or software to the other Systems of the other party's Group other than in accordance with this Agreement or as agreed in writing between the parties;
(e)not damage or cause any loss of data or make any changes (without the other party's prior written consent) to any part of the Systems of the other party's Group; and
(f)keep safe and secure all passwords and other information needed to access those Systems or their accounts.
21.5Except to the extent expressly permitted under this Agreement, the Service Recipient shall not, and shall procure that each relevant Service Beneficiary does not:
(a)reverse engineer, decompile, disassemble, decrypt, modify any of the Service Provider
Systems or Software, or use or access the source code versions of Software;
(b)copy, translate, or create derivative works of any Service Provider Systems or Software;
(c)assign, transfer, sell, rent, distribute, sublicense or otherwise deal in or encumber the Service
Provider Systems or Software, or use the Service Provider Systems or Software for the
benefit of, or on behalf of, a third party, or make the Service Provider Systems available to a third party other than as solely necessary to receive the Services under and in accordance with this Agreement;
(d)use or access the Service Provider Systems or Software;
(e)remove or alter any copyright or other proprietary notice on any of the Service Provider
Systems or Software;
(f)download, use or access patches, enhancements, bug fixes, or similar updates to the Service
Provider Systems or Software which are provided or made available by a third party;
(g)interfere with or disrupt the integrity or performance of the Service Provider Systems or
Software;
(h)use or access the Service Provider Systems or Software to disrupt or cause harm to a third party's Systems, Software or environment;
(i)use or access the Service Provider Systems or Software to build a software, product or service that competes with any Service or Software;
(j)directly or indirectly cause any such Systems or Software to become subject to any lien, whether by operation of law or otherwise; or
(k)copy or make the Service Provider Systems or Software available on any public or external distributed network.
21.6Each of the Service Provider and the Service Recipient may suspend the other party's access to their
Group's Systems (and, where relevant, the Affiliates of the other party) upon immediate written notice, if in the reasonable opinion of the Service Provider or the Service Recipient (as applicable)
the integrity or security of the Systems of that party's Group, or any data stored on them, are being jeopardised by the activities of the other party or its Affiliates or any third party engaged by that party (or accessing Systems on its behalf) for so long as the relevant Systems are jeopardised, provided that Service Provider or the Service Recipient (as applicable) may only exercise its rights under this clause 21.6  to the minimum extent necessary for the legitimate protection of its interests, where suspension is the most appropriate remedy for the breach.
21.7The Service Recipient shall indemnify the Service Provider on written demand from and against any and all Losses that the Service Provider (or its Affiliates) suffers or incurs as a result of any failure by the Service Recipient and/or the Service Beneficiaries to comply with clause 21.5.
21.8The Service Provider shall maintain physical and logical security standards in accordance with the established policies and procedures of the Service Provider Group in relation to the provision of the
Services.
22.AUDIT RIGHTS
[redacted]
23.BUSINESS CONTINUITY AND DISASTER RECOVERY
23.1Where applicable to the provision of the Services, the Service Provider shall have and continue to have in place business continuity plans and disaster recovery plans (together the Business
Continuity Plans).
23.2The Business Continuity Plans shall:
(a)where required, be prepared in accordance with the minimum standards prescribed from time to time by any Regulator and Applicable Laws and, if appropriate, be updated
[redacted] to the extent necessary for the continued provision of the Services (including any changes to the Services in accordance with the Change Management Procedure); and
(b)comply with the relevant policies of the Service Provider Group concerning disaster recovery and business continuity for equivalent services or activities in place at the relevant time.
23.3Each of the Service Provider and the Service Recipient shall notify the other party as soon as reasonably practicable if it (or, in the case of the Service Recipient, a Service Beneficiary) believes that there has been, or is likely to be, an event that requires the implementation of the Business
Continuity Plans.  The Service Provider shall then implement and perform its obligations set out in, and in accordance with, the Business Continuity Plans.
24.SUSPENSION
24.1If any member of the Service Recipient Group accesses or uses Service Provider Materials, Service
Provider Systems (including Software) or the Services in a way that:
(a)violates any third party's privacy rights, or infringes or misappropriates Intellectual Property
Rights; or
(b)breaches clause 7.2; 21.5 or 33.1; or
(c)jeopardises the integrity or security of the Service Provider Systems, or any data stored on them or any related services,
and the Service Provider determines that it is necessary to suspend one or more Services (or any part(s) thereof) in order to avoid or mitigate an adverse impact on the Service Provider Systems or the Services; or
(d)the Service Provider:
(i)determines that it is necessary to suspend one or more Services in order to prevent unauthorised access or damage to, or use or alteration of, any Systems used in connection with the provision or receipt of the Services, or Confidential Information
(or other data) shared in connection with this Agreement: or
(ii)detects, or is informed of, a breach of its protective measures that actually has, or will (or is likely to) have a material impact on any Services or the integrity of any
Confidential Information (or other data) of the other party on any Systems used in connection with the provision or receipt of the Services; or
(iii)considers (acting reasonably and in good faith) that it is necessary or desirable to have any maintenance, modification, repair, or testing, carried out with respect to a
Service (or any part(s) thereof); or
(e)any Charges payable under this Agreement remain unpaid Charges and the Service Provider could otherwise terminate this Agreement in accordance with clause 10.11,
(each a Ground for Suspension), then:
(f)the Service Provider may notify the Service Recipient, specifying the Ground for Suspension as well as the related Service(s) and that it intends to suspend the related Service(s); and
(g)without prejudice to the Service Provider right to suspend any Service pursuant to this clause
24, the parties shall promptly following the occurrence of a Ground for Suspension escalate that Ground for Suspension for discussion through the governance process in the
Governance Structure as soon as practicable, and the Service Provider and the Service
Recipient, acting reasonably, shall discuss what action to take in connection with the affected Service to mitigate or remedy the Ground for Suspension and its impact on the
Service Provider Systems or the Services.
24.2For so long as the Ground for Suspension subsists, the Service Provider may suspend the affected
Service (only to the extent affected by the Ground for Suspension) without liability upon immediate written notice, without prejudice to the Service Recipient’s continuing obligations to pay Charges under clause 10. [redacted]
25.TERMINATION
Termination for cause
25.1In the event either party commits a material breach of this Agreement, the other party may terminate
(a)the relevant Service(s) affected by the material breach; or
(b)if only the affected Services cannot be terminated pursuant to (i) and all or substantially all of the Services are affected by such material breach, this Agreement (as a whole), in each case with immediate effect by giving written notice to the other party if:
(c)that breach is not capable of remedy; or
(d)that breach is capable of remedy, but is not remedied within 30 calendar days after the breaching party's receipt of written notice specifying the breach and requiring it to be remedied.
25.2The Service Provider may terminate this Agreement in case of persistent or material non-payment by the Service Recipient in accordance with clauses 10.6 to 10.11.
25.3Either party may terminate this Agreement (as a whole) with immediate effect by written notice to the other party if an Insolvency Event occurs in relation to the other party.
25.4The Service Provider may terminate a Service, on no less than 90 days written notice to the Service
Recipient (Group Service Notice), if and to the extent the Service Provider plans to terminate the provision of that equivalent service to all or a material part of the Service Provider Group receiving that equivalent service), subject to the Service Provider complying with its obligations in clause 27
(Exit Assistance).
Extended Force Majeure
25.5Either party may terminate any Service affected by a Force Majeure Event in accordance with clause 34.4.
No Partial Termination of Services
25.6Except as [redacted] expressly provided for in the relevant Service Description or agreed and implemented by the parties as a Change in accordance with clause 15, any termination of a Service shall cause all of the service elements comprised in that Service to be terminated and no Service may be terminated in part only.
[redacted]
Early termination of a Service
25.8Subject to prior approval of the Board of Directors of the Service Recipient, the Service Recipient
may during the six month period commencing on the date that is 36 months from the Effective
Amendment Date until the date that is 42 months from the Effective Amendment Date provide the
Service Provider with 12 months’ written notice to terminate a Service (i.e. if notice is served at the earliest opportunity then the effective date of termination shall be the date four years from the
Effective Amendment Date).
26.CONSEQUENCES OF TERMINATION
26.1Where this Agreement is terminated in respect of one or more individual Services in accordance with its terms, the remainder of this Agreement (including these terms and conditions, the Schedules and any documents incorporated by reference) shall remain in full force and effect.  Save as otherwise specified in this Agreement, termination of a Service shall not relieve the Service Provider from its obligations to provide the remaining Services.
26.2On termination or expiry of this Agreement (as a whole or in respect of one or more Services) in accordance with its terms:
(a)subject to any rights or obligations that have accrued before termination, neither party shall have any further obligation to the other party for the terminated or expired Service(s), as appropriate;
(b)any licences granted under this Agreement (including clause 17) in relation to a terminated or expired Service, or this Agreement, as appropriate, shall terminate with immediate effect, except for licences that also relate to any remaining Services and the licence under clause
17.8, which shall survive termination;
(c)where this Agreement is terminated by: (i) the Service Provider in accordance with clauses
25.1 25.2 or 25.3, (ii) the Service Recipient in accordance with clause 25.8 or (iii) either party in accordance with clauses  25.5, the Service Recipient shall pay the Stranded Costs incurred by the Service Provider Group in relation to the terminated Services in accordance with clauses 10.6 to 10.11;
(d)except to the extent required for the performance of its remaining obligations under this
Agreement, either party shall as soon as practicable on request by the other party:
(i)destroy, or return to the other party, all written documents and other materials relating to any member of the other party's Group (including any Confidential
Information) which the party (or its Representatives) has provided to such other party (or its Representatives), without keeping any copies thereof;
(ii)destroy all information or other documents derived from such Confidential
Information;
(iii)so far as it is practicable to do so, erase such Confidential Information from any computer, word processor or other device; and
(iv)if such other party so requests in writing, confirm in writing to that other party that the requirements of this clause have been complied with,
provided however that the requirement for the destruction or return of Confidential
Information does not apply to Confidential Information:
(A)stored electronically pursuant to an existing routine data back-up exercise on servers or back-up sources so long as it is deleted from local hard drives and no attempt is made to recover from such servers or back-up sources;
(B)which is required to be retained for the purposes of complying with any binding regulation or Applicable Laws (including the rules of a professional body or stock exchange); or
(C)to the extent that the Confidential Information is contained in the minutes or supporting papers relating to any board or committee meeting of the respective party (or its respective Representatives);
(e)except to the extent required for the performance of its remaining obligations under this
Agreement, each party shall return to the other party all physical materials, equipment and property belonging to the other party provided by the other party to it or its Affiliate(s) in connection with the provision of the Services under this Agreement;
(f)notwithstanding clause 10.1 or the Charges Schedule, the Service Provider may immediately invoice the Service Recipient for all Charges relating to the terminated Services as performed prior to termination or expiry and that have not already been invoiced by the
Service Provider;
(g)the Service Recipient shall promptly pay all outstanding invoices for amounts accrued for the Services and other work performed prior to expiry or termination that have not already been paid;
(h)except to the extent required for the performance of its remaining obligations under this
Agreement, the Service Recipient shall (and shall procure that each Service Beneficiary shall) return, or, at the Service Provider's option destroy, all non-back-up copies of any
Software of the Service Provider (other than for the purposes of, and so long as required by, any Applicable Laws, court or Regulator or its internal compliance procedures or if specific
Software on CPE is separately agreed between the parties (e.g. a standalone licence)); and
(i)except to the extent required for the performance of its remaining obligations under this
Agreement, the Service Provider may immediately disconnect any communications link by which the Service Recipient or any Service Beneficiary accesses any terminated Service, and the Service Recipient shall also cease all use or receipt of the terminated Service(s) (to the extent not reliant on a communications link).
26.3Without prejudice to clause 25 or the other sub-clauses of this clause 26, this Agreement (as a whole) shall terminate on the date when the final Service under it is terminated or expires.
26.4Termination or expiry of this Agreement shall not affect:
(a)any rights or remedies of either party that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of this Agreement which existed at or before the date of termination or expiry; or
(b)the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to come into force or continue in force (as applicable) on or after termination, including without limitation clauses 5.9, 6.4, 8.1, 9, 11,
16, 20, 21.7, 26, 27.13, 28, 29, 30, 31, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48,
49, and 50 and any other right, duty or obligation of each party that is expressly stated in this
Agreement or reasonably intended to survive termination.
26.5Other than as set out in this clause 26, neither party shall have any further obligation to the other under this Agreement on or after its termination or expiry.
27.EXIT ASSISTANCE
27.1As between the parties, the Service Recipient is responsible for planning its strategy for exit and migration from the Services under this Agreement. For each Service this may include:
(a)transitioning to a replacement supplier of equivalent services;
(b)inviting the Service Provider to propose a basis for continued provision of Services beyond the Initial Service Term or Renewal Term (as applicable);
(c)transitioning to "self-provided" services using its internal resources within the Service
Recipient Group; or
(d)any other method of migration or exit as determined by the Service Recipient, each an Exit Strategy.
27.2The Service Recipient shall develop, and provide to the Service Provider, a draft plan setting out its intended Exit Strategy for each Service (a Draft Exit Plan), no later than:
(a)9 months before the end of the relevant Initial Service Term or Renewal Term (as applicable) in respect of each Service; or
(b)60 days after the Service Provider provides the Service Recipient with a Group Service
Notice.
27.3If the Service Recipient fails to provide a Draft Exit Plan as contemplated in clause 27.2 or the parties fail to agree an Exit Plan as contemplated in clause 27.6 (including by the timeframes specified), then each relevant Service and this Agreement in respect of those Services shall terminate on and from the earlier of:
(a)the date that the Initial Service Term or Renewal Term ends (as applicable) for each Service;
(b)in the case of a termination pursuant to clause 25.4 (Group Service Notice), the effective date the Service Provider notifies the Service Recipient in writing (Termination Notice)
that each Service terminates (Termination Date). The Termination Date shall be no earlier than 90 days from the Group Service Notice; or
(c)in the case of a termination pursuant to clause 25.8, the date 12 months after the date the
Service Provider received the notice of termination of the Service.
27.4The Draft Exit Plan may specify assistance that the Service Recipient requests from the Service
Provider in order to implement the applicable Exit Strategy for any terminated Service, by describing the functional outputs and other assistance required by the Service Recipient. No obligations shall apply to the Service Provider Group under a Draft Exit Plan or Exit Plan unless and until those obligations are approved by the Service Provider under this clause 27.
27.5As between the parties, the Service Provider shall (acting reasonably and in accordance with its obligations to the Service Recipient under this clause 27) determine the specific operational methods and day-to-day timing, for provision of any assistance by the Service Provider Group as part of any
Exit Strategy, and provide the Service Recipient with the corresponding content for each Exit Plan.
27.6Within 30 days after the Service Provider receives each Draft Exit Plan, the parties shall meet and respectively use all reasonable endeavours to discuss and agree the contents of that Draft Exit Plan, including agreeing upon any aspects of that Draft Exit Plan that require the Service Provider Group to assist the Service Recipient with any Exit Strategy.
27.7The Service Provider shall:
(a)act reasonably in granting approval of any Draft Exit Plan; and
(b)not refuse to approve any assistance requested by the Service Recipient from the Service
Provider Group under a Draft Exit Plan, to the extent the Service Recipient is able to demonstrate that the assistance:
(i)is required for the agreed Exit Strategy; and
(ii)cannot be obtained other than from the Service Provider Group (such as extraction and provision of Service Recipient Data), where the Service Provider Group has the capability to provide that assistance without adversely impacting its business operations.
27.8If a Draft Exit Plan provided in accordance with clause 27.3(b) (Group Service Notice) cannot be agreed within the timeframes set out in this clause 27, then the parties shall escalate the Draft Exit
Plan to the Governance Committee for resolution and if the draft Exit Plan has not been agreed within 15 days, the parties shall escalate the Draft Exit Plan to a member of the C-suite or equivalent seniority of each party for resolution.
27.9A Draft Exit Plan that is approved in writing by both parties is an Exit Plan.
27.10Subject to clause 27.12, the exit period for each Service in relation to which the Service Recipient must provide exit assistance in accordance with an Exit Plan shall:
(a)commence on the date on which the Draft Exit Plan is received by the Service Provider; and
(b)end on the date specified in the Exit Plan for that Service, subject to it being no later than 2 years from the date the Draft Exit Plan is received (other than exit assistance in connection with early termination pursuant to clause 25.8, in which case subject to it being no later than
12 months from the date the Draft Exit Plan is received),
(the Exit Period) and subject to clause 26.4, after which the Service Provider shall not have any further obligations or liabilities under this Agreement.
27.11Subject to clauses 27.12, in relation to each Service, the Service Provider shall provide, or procure the provision by the Service Provider Group of, for the relevant Exit Period:
(a)any assistance agreed pursuant to clauses 27.6 or 27.7 in the Exit Plan for that Service;
(b)reasonable access to the Service Provider Group's personnel involved in the provision of the
Services (and the parties shall work together to schedule meetings with relevant personnel so as to use reasonable endeavours to minimise disruption to their normal work schedules) to enable the Service Recipient to plan for and implement its Exit Strategy; and
(c)reasonable information on resources used in the provision of the Services (including
Systems, people, data, interfaces with other systems, third party contracts, premises and dependencies) to enable the Service Recipient to plan for and implement its Exit Strategy, in each case subject to any duties of confidentiality owed by the Service Provider to third parties,
(subclauses (a) to (c) together, the Exit Assistance).
27.12In relation to any Service that the Service Provider has terminated for material breach pursuant to clause 25.1, for an Insolvency Event pursuant to clause 25.3, or for non-payment pursuant to clause 25.2 (as applicable), no Exit Period shall commence or (if commenced) may be terminated and the Service Provider shall not be required to provide Exit Assistance.
27.13The Service Recipient shall reimburse the Service Provider, as Reimbursable Costs, for all
Reasonable Costs incurred by the Service Provider in assessing and providing input on Draft Exit
Plans and Exit Plans, and performing its obligations under clause 27.11.
28.REPRESENTATIONS AND WARRANTIES
28.1Each party represents and warrants that it has full capacity and authority to enter into and to perform its obligations under this Agreement (with the exception of the Authorisations).
28.2Except as expressly provided in this Agreement, no representation, warranty or condition, express or implied, statutory or otherwise, as to condition, satisfactory quality, performance or fitness for purpose or otherwise is given by any party and all such representations, warranties and conditions are excluded save to the extent that their exclusion is prohibited by Applicable Laws.
29.LIABILITY
Exclusions of liability
29.1No party or its Affiliates shall be liable to any other party or its Affiliates, whether in contract
(including under any indemnity or warranty), in tort (including negligence), under statute or otherwise, under or in connection with this Agreement, for:
(a)any direct or indirect:
(i)loss of profit;
(ii)Losses concerning loss of data or costs of reconstituting data (other than Reasonable
Costs of reconstituting or reloading lost or corrupted data from the last available back-up);
(iii)loss of revenue, contracts, turnover, business or business opportunity or damage to goodwill or reputation; or
(iv)loss of anticipated savings; or
(b)any Losses that are consequential, special or indirect,
in each case of whatever nature and whether or not reasonably foreseeable, reasonably contemplated or actually contemplated by the parties before, at or after the Effective Amendment Date.
29.2The Service Provider and its Affiliates shall not be liable to the Service Recipient or its Affiliates, whether in contract (including under any indemnity or warranty), in tort (including negligence), under statute or otherwise, under or in connection with this Agreement, for any Loss in connection with any Pass-Through Service or Product Compliance.  [redacted]
Liability cap
29.3Subject to clauses 29.4 and 29.6, for each Service, the aggregate liability of each of the Service
Provider Group and Service Recipient Group respectively for all Claims arising out of or in connection with that Service (including under any indemnity or warranty related to that Service) and arising in:
(a)the first Contract Year shall not exceed the aggregate Base Charges (excluding Third Party
Costs) paid or due and payable under this Agreement in relation to that Service during that
Contract Year (which, if calculated part way through that Contract Year, shall be determined by applying the relevant Base Charges that are known as at the time of the calculation on a pro rata basis for the remainder of the Contract Year); and
(b)each subsequent Contract Year shall not exceed the aggregate Base Charges (excluding
Third Party Costs) paid or due and payable under this Agreement in relation to that Service during the immediately preceding Contract Year.
29.4Subject to clause 29.6, the aggregate liability of the Service Provider Group (taken together) to the
Service Recipient, and of the Service Recipient and all Service Beneficiaries (taken together) to the
Service Provider, in each case for all Claims arising out of or in connection with this Agreement in each Contract Year (including under any indemnity or warranty), including for Claims that are not related to any specific Service shall not exceed:
(a)in the first Contract Year, an amount equal to the aggregate of all Base Charges (excluding
Third Party Costs) paid or due and payable under this Agreement during that Contract Year
(which, if calculated part way through that Contract Year, shall be determined by applying the Base Charges that are known as at the time of the calculation on a pro rata basis for the remainder of the Contract Year); and
(b)in each subsequent Contract Year, an amount equal to the aggregate of all Base Charges for all Services paid and payable under this Agreement during the immediately preceding
Contract Year.
29.5References in this clause 29 to any Claim "arising" are to a cause of action arising in respect of that
Claim.  Where a single continuing event, or series of connected events, gives rise to multiple causes of action, for the purpose of clauses 29.3 and 29.4, those causes of action shall all be treated as arising when the first of them arises.
No limitations on liability
29.6The limitations and exclusions in clauses 29.1, 29.3 and 29.4 shall not apply to the following (and none of the following shall accrue towards the limits on liability under clauses  29.4 and 29.4):
(a)the Service Recipient's liability to pay the Charges;
(b)liability for death or personal injury caused by the relevant party's negligence;
(c)liability for fraud or fraudulent misrepresentation;
(d)liability for deliberate default;
(e)wilful abandonment;
(f)breach of clause 20, other than to the extent the breach relates to personal data;
(g)indemnity claims under any either clause 5.9 or 21.7  or set out in the Pass-Through Services
Schedule; or
(h)any liability to the extent that liability cannot be limited or excluded under Applicable Laws.
Third Party Suppliers
29.7Neither the Service Provider, nor its Affiliates, shall be liable to the Service Recipient or any Service
Beneficiary for any Losses (whether in contract (including under any indemnity or warranty), tort
(including negligence), or otherwise, that arise under or in connection with this Agreement) that are incurred by the Service Recipient or any Service Beneficiary as a result of the Service Provider's breach of its obligations under this Agreement to the extent that breach was caused by the act or omission of a Third Party Supplier (including a breach, by that Third Party Supplier, of its obligations under a Third Party Supply Contract), except that, where the Service Provider (or an
Affiliate of the Service Provider) recovers a sum from the relevant Third Party Supplier or the
Service Provider's insurers for that act or omission, the Service Provider shall pay, to the Service
Recipient, an equitable share of that sum representing the Losses incurred by the Service Recipient and any Service Beneficiary as a proportion of the total Losses incurred by the Service Provider
Group, the Service Recipient and each Service Beneficiary (taken together), and any other customers of the Service Provider Group. [redacted]
General
29.8The parties agree that the limitations and exclusions set out in this clause are reasonable having regard to all the relevant circumstances, and the levels of risk associated with each party's obligations under this Agreement.
29.9Notwithstanding any express remedies provided under this Agreement and without limiting the generality of clause 29.8, each party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by it of the provisions of this Agreement, so that in the event of a breach or anticipated breach of such provisions, the remedies of injunction and/or an order for specific performance may in appropriate circumstances be available.
29.10Any right or remedy expressly included in any provision of this Agreement, or the exercise of thereof, shall not be considered as limiting a party's rights or remedies under, or in connection with, any other provision of this Agreement (or the exercise of thereof).
30.LOSSES OF AFFILIATES
30.1Subject to clause 29, any Losses that are suffered by a party's Affiliate(s) under, or in connection with, this Agreement shall be deemed to have been incurred by that party, and recoverable by that party (the claiming party being the Contracting Party) on behalf of its Affiliate(s) to the extent that those Losses would be recoverable by the Contracting Party under this Agreement if the Contracting
Party had suffered those Losses.
30.2An Affiliate of a Contracting Party may only bring a claim directly against the other party in respect of a Loss of that Affiliate if and to the extent the Contracting Party:
(a)would have been able to bring a claim against the other party under the terms of this
Agreement had that Loss been suffered by Contracting Party; and
(b)is prevented by Applicable Laws from claiming in respect of that Affiliate's Losses against the other party (for example where a claim to recover Loss is not, by operation of law or decision of a court, deemed to be enforceable by a party itself, such as where it is deemed that the party has no standing to enforce the claim for recovery of Loss for whatever reason), and all such direct claims by Affiliates shall be made in accordance with the provisions of the
Contracts (Rights of Third Parties) Act 1999 and at all times shall be subject to the limitations on the parties' respective liability set out in this Agreement.
30.3Any party seeking to recover Losses as agent for an Affiliate shall procure that its relevant Affiliate immediately discontinues and withdraws any Claim against the relevant party or its Affiliates in respect of those Losses that is made other than in the name of the Contracting Party, in accordance with this clause.
30.4Losses suffered by an Affiliate of a party will not be considered consequential or indirect merely because they were not suffered by the party itself.
30.5This clause 30 shall apply to any Losses that are suffered by a party's Affiliate(s) under, or in connection with, this Agreement, whether or not the relevant Affiliate has entered into an accession agreement.
31.EMPLOYEES
31.1The parties have agreed that, except as may expressly be agreed otherwise in writing between the parties, the provision or cessation of provision of the Services (or any individual Service) shall not result, through the application of the Transfer Regulations, respectively, or otherwise, in any person becoming an employee of the Service Recipient Group by virtue of their providing or ceasing to provide Services under this Agreement. Rather, it is intended that all employees shall remain the employees of the Service Provider Group for the duration of this Agreement and on or after (without limitation) its expiry (notwithstanding whether those employees continue to perform duties in relation to the provision of Services under this Agreement) (and subject to any dismissal by the
Service Provider Group or resignation by the employee which is unrelated to the Transfer
Regulations).
31.2If any employee of the Service Provider Group becomes or alleges that they have become, by operation of the Transfer Regulations, respectively, an employee of the Service Recipient Group by virtue of his providing or ceasing to provide the Services and/or by virtue of any of the other matters contemplated under this Agreement (the Transferring Employee), the Service Provider and the
Service Recipient agree as follows:
(a)The Service Recipient shall notify the Service Provider in writing within 14 calendar days of being informed that the Transfer Regulations apply or are alleged to apply to a Transferring
Employee;
(b)the Service Provider shall within 30 calendar days of the Service Provider being informed by the Service Recipient or its Affiliate of such finding or allegation (the Offer Period), make to the Transferring Employee an offer in writing to employ them under a new contract of employment on terms and conditions no less favourable to the Transferring Employee than the terms on which they were employed immediately before the transfer (or alleged transfer)
to the Service Recipient Group;
(c)upon such offer being made, the Service Recipient or its Affiliate (as the case may be) shall promptly release the relevant Transferring Employee who accepts such an offer from their contract of employment.  In this case, save where:
(i)the employee only became a Transferring Employee as a result of the Service
Provider terminating a Service or this Agreement as a result of Service Recipient's breach of this Agreement or a Service Recipient Insolvency Event (in which case, the Service Recipient shall be required to bear all of the costs associated with the
Transferring Employee), or
(ii)the Service Recipient agrees expressly in writing to employ the Transferring
Employee,
(d)if such offer is not made, or is made but not accepted, within the Offer Period, the Service
Recipient or its Affiliate (as the case may be) may, within 30 calendar days of the date of expiry of the Offer Period (or such longer period as may be necessary pursuant to Applicable
Laws) give notice to the Transferring Employee to terminate their contract of employment in accordance with the required contractual period.
31.3Irrespective of whether an offer is made, or whether an offer is accepted by the Transferring
Employee as referred to in clause 31.2, the Service Provider shall indemnify the Service Recipient or its Affiliate (as the case may be) on written demand against any Losses arising out of:
(A)the actual transfer of employment of such Transferring Employee to the Service
Recipient Group and (regardless of whether there has been such a transfer) any employment liabilities relating to such person;
(B)the employment of such Transferring Employee until the effective date of their release from their contract of employment, and
(C)the termination of employment of such Transferring Employee in accordance with clause 31.2(c);
in each case provided that the Service Provider shall not be liable to indemnify the Service
Recipient Group in respect of any Losses to the extent they arise directly from:
I.any discriminatory act or omission (including victimisation or harassment)
of the Service Recipient, its Affiliates, or any Service Beneficiary; and
II.any material change made by the Service Recipient or any of its Affiliates to the terms and conditions on which the Transferring Employees are employed;
(b)if such offer is not made, or is made but not accepted, within the Offer Period, the Service
Recipient or its Affiliate (as the case may be) may, within 30 calendar days of the date of expiry of the Offer Period (or such longer period as may be necessary pursuant to Applicable
Laws) give notice to the Transferring Employee to terminate their contract of employment in accordance with the required contractual period.
31.4This clause 31 shall apply mutatis mutandis for the benefit of the Service Provider if any employee of any member of the Service Recipient Group becomes or alleges to have become by operation of law an employee of any member of the Service Provider Group.
32.ASSIGNMENT AND SUBCONTRACTING
32.1Subject to clauses 32.2, 32.3 and 32.5, neither party shall assign, transfer, hold on trust or encumber all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in any of them, unless the other parties specifically consent in writing (such consent not to be unreasonably withheld or delayed).  Any purported assignment in contravention of this clause 32 shall be void.
32.2Service Recipient may assign the benefit of this Agreement (in whole or in part) to any Permitted
Assignee without the Service Provider’s consent, who may then enforce this Agreement as if it were a party to this Agreement.  For this purpose, a Permitted Assignee means any member of the
Service Recipient’s Group provided that if any such assignee subsequently ceases to be a member of the Service Recipient’s Group, it shall assign any benefit received in accordance with this clause 32 to a continuing Permitted Assignee.
32.3The Service Provider may assign the benefit of this Agreement (in whole or in part) without the
Service Recipient’s consent to any of its Affiliates or third party), who may then enforce this
Agreement as if it were a party to this Agreement [redacted].
32.4Without limiting clauses 32.3 or 32.5, the Service Provider may novate, transfer and otherwise deal in any other manner with any of its rights and obligations under this Agreement (in whole or in part)
to any of its Affiliates or a third party without the Service Recipient’s consent, provided that:
(a)it can reasonably demonstrate that such Affiliate or third party (as applicable) will be able to assume the Service Provider's obligations under this Agreement; and
(b)the relevant Affiliate or third party (as applicable) provides a written undertaking to the
Service Recipient that it will assume the Service Provider’s obligations under this
Agreement [redacted].
32.5The Service Provider may subcontract the provision of any or all of the Services and/or any of the
Service Provider's other obligations under this Agreement (including to any Affiliate or third party)
without the Service Recipient's consent. [redacted]
32.6For the purpose of clause 32.5, 'subcontract' includes any licensing of technology products, services, software and/or components from Third Party Suppliers.
33.COMPLIANCE AND REGULATORY MATTERS
33.1Each party shall comply and shall procure that each member of its Group complies with Applicable
Laws applicable to it in connection with this Agreement (subject always to that party's obligations to comply with a Required Change due to a change in Applicable Laws as further described in the
Change Management Procedure).
33.2If a party or an Affiliate of that party is contacted by a Regulator in connection with this Agreement, it shall, if permitted by Applicable Laws and by the Regulator to do so:
(a)promptly notify the other party and co-ordinate any interaction with the Regulator; and
(b)keep the other party informed of all discussions and correspondence with the Regulator, unless it reasonably determines that to do so would either result in a breach of Applicable Laws or create a conflict of interest between the parties.
33.3Subject always to each party's obligation to comply with a Required Change (as further described in the Change Management Procedure) neither party (nor any of its Affiliates) shall be required to perform any obligation under this Agreement or to allow, take or omit to take any action that it reasonably believes would result in the breach of any Applicable Laws.
Anti-Bribery, Corruption and Fraud
33.4prejudice to clause 33.1, each party shall (and shall ensure its personnel shall):
(a)comply with all Applicable Laws relating to bribery, corruption and fraud including (without limitation) the UK Bribery Act 2010 and the US Foreign Corrupt Practices Act;
(b)not do or omit to do anything if such act or omission does or is likely to cause the other party to be in breach of any such Applicable Laws;
(c)not tolerate any form of bribery, corruption or fraudulence whatsoever (including embezzlement and money-laundering) whether direct or indirect, and this shall include but is not limited to, the offer, promise, payment or receipt of any improper payments or undue rewards whether financial or non-financial being made by or to employees, or persons acting on behalf of either of the parties or any member of their Group;
(d)not give, promise, receive or request any bribes (financial or other advantage), including but not limited to in relation to any public official; and
(e)reasonably assist the other party, on that other party’s reasonable request and expense, to comply with obligations related to bribery and corruption required by the law referred to in clause 33.4(a).
33.5Compliance Requirements
33.5The Service Recipient shall establish, maintain and enforce effective compliance obligations and requirements in line with the remainder of this clause 33.
33.6Without prejudice to clause 33.1, the Service Recipient shall:
(a)comply with:
(i)Service Provider Group’s ethics, anti-bribery and anti-corruption policies;
(ii)the Service Provider Group’s Code of Business Conduct; and
(iii)The Service Provider Group’s Responsible Procurement and Supply Chain
Principles,
(b)in each case to the extent a copy of the same is provided to the Service Recipient from time to time; and
(b)maintain and continuously review an effective health and safety management system and programmes that address the Service Recipient’s high-risk activities, consistent with
Applicable Laws.
33.7The Service Recipient shall promptly notify the Service Provider of any allegation of fraud, bribery or corrupt practices made against the Service Recipient in court, arbitration or administrative proceedings, or if any investigation is commenced in respect of such allegations; at any time during the term of this Agreement.
[redacted]
Anti-Money Laundering
33.8Without prejudice to clause 33.1, the Service Recipient shall (and shall procure that any member of the Service Recipient Group and any person, other than the Service Provider, it uses for the supply of products or performance of services under or in connection with this Agreement shall):
(a)comply with all Applicable Laws relating to anti-money laundering and counter terrorism financing;
(b)not do or omit to do anything if such act or omission does or is likely to cause the Service
Provider to be in breach of any such Applicable Laws; and
(c)for any financial service offered, maintain an effective AML (anti-money laundering) and
CTF (counter-terrorism fraud) compliance programme which monitors compliance and detects violations, including, but not limited to, implementing the defined minimum control requirements.
Sanctions and Export Controls
33.9Without prejudice to clause 33.1, the Service Recipient shall (and shall procure that each member of its Group shall), in relation to this Agreement, comply with all Applicable Laws relating to export control (Export Control Laws) and Sanctions administered in both cases in the European Union and the United States of America, as well as any other countries which are applicable to such party,
(together the Relevant States).
33.10Without prejudice to clause 33.1, the Service Recipient shall (and shall ensure that each member of its Group shall), in relation to this Agreement:
(a)not knowingly do anything which may cause the Service Provider or any members of its
Group to breach any Export Control Laws or Sanctions of the Relevant States;
(b)keep the Service Provider appraised at all times of the loss, suspension or invalidation of any relevant license, authorisation, approval or export control privileges including by being placed on an official list of parties that are subject to Export Control Laws or Sanctions in a
Relevant State; and
(c)keep the Service Provider appraised at all times (as soon as reasonably practicable in the given circumstances) of any actual or potential breaches of its obligations in relation to
Export Control Laws and Sanctions or of it becoming aware that any relevant authority has initiated or will initiate any investigation or proceedings against either party relating to an actual or potential breach of any Export Control Laws or Sanctions of the Relevant States.
33.11To ensure compliance with Export Control Laws and Sanctions of the Relevant States the Service
Recipient shall conduct effective due diligence and screening checks in relation to any third parties that it works with. The Service Recipient shall immediately notify the Service Provider where such relationship or proposed relationship with a third party would result in an actual or potential breach of Export Control Laws or Sanctions of the Relevant States.
Product Compliance
33.12The Service Recipient shall (and procure that its Affiliates) ensure that the Service Recipient’s receipt, operation and/or any use of the Products comply with all Applicable Laws.
33.13The Service Recipient shall in line with EU and Swiss Applicable Laws (and procure that its
Affiliates) ensure that the details (including CE-marking , manufacturer’s name and address or that it is the authorised representative) of the original manufacturer of the Product remain clearly indicated
on the Product and remains unaffected.
33.14The Service Recipient shall(and procure that its Affiliates)  at all times cooperate with the Service
Provider, any of its Affiliates and any original manufacturer in order to update the Products (at the
Service Recipient’s cost) if such update is required due to applicable: (i) EU or Swiss, country specific, regional or geographic and/or local regulations, rules; and/or (ii) country specific, regional, geographic or local technical standards.
33.15The Service Recipient shall (and procure that its Affiliates) inform the Service Provider in writing of any enquiries from a Regulator into any Product in connection with this Agreement.
33.16In cases of disputes with any Regulator relating to any Products, the Service Recipient shall (and procure that its Affiliates) prior to taking any action or sending any communication consult with the
Service Provider.
33.17The Service Recipient shall (and procure that its Affiliates) notify the Service Provider of any request to provide an original manufacturer with any reasonable assistance or information requested by the Manufacturer which is in the Service Recipient’s possession or control, or ought reasonably to be in its possession or control, for the purpose of complying with Applicable Law, statutory and regulatory requirements or any Investigation by any Regulator and, unless otherwise requested by the Service Provider, shall promptly provide such assistance and information.
Confirmation of Compliance
33.18The Service Recipient shall, at the request of the Service Provider, confirm in writing that it has complied with its obligations under this clause 33 and will provide any information reasonably requested by the Service Provider from time to time in support of such compliance.
33.19To the extent permitted by Applicable Laws, the Service Recipient shall indemnify and hold harmless the Service Provider and its Affiliates from and against any and all Losses arising from or related to:
(a)any breach by the Service Recipient of its obligations in this clause 33;
(b)any investigation and/or fine, penalty, charge or other liability in connection with or arising from any Regulator in connection with any Product or Software; and
(c)any recall of Products.
34.FORCE MAJEURE
34.1Neither the Service Provider nor the Service Recipient shall be liable for any failure to perform, or delay in performing, any of its obligations under this Agreement to the extent that the failure or delay results from a Force Majeure Event, save that a Force Majeure Event shall not relieve the
Service Provider or the Service Recipient of its obligations under the Business Continuity Plans in accordance with their terms.
34.2If the Service Provider or the Service Recipient fails to perform, or is delayed in performing, any obligation under this Agreement and that delay results from a Force Majeure Event, the affected party shall:
(a)inform the other party as soon as reasonably practicable of the Force Majeure Event, giving reasonable details in writing of its expected effect and duration; and
(b)use reasonable endeavours to:
(i)resume performance of the affected obligations as soon as possible; and
(ii)mitigate the effects of the Force Majeure Event on the performance of its obligations.
34.3If the Force Majeure Event prevents or delays the Service Provider's provision of a Service, the
Service Recipient’s receipt of a Service or either party’s performance of other obligations under this
Agreement, by ten (10) Business Days or more, the effected party shall escalate the matter to the
Governance Committee.
34.4If the Force Majeure Event:
(a)prevents or delays the Service Provider’s provision of a Service or part of a Service or its performance of other obligations under the Agreement for a continuous period of 60 days or more since escalation to the Governance Committee; and
(b) this failure to perform has a material adverse effect on the business of the Service Recipient or Service Provider,
the affected party may terminate the relevant Service, part of a Service or obligations (as applicable)
with immediate effect by giving the other party written notice.
34.5Subject to any termination under clause 34.3, the party affected by the Force Majeure Event shall notify the other party as soon as the affected party's performance of its obligations under this
Agreement is no longer prevented or delayed due to the Force Majeure Event.
35.NON-SOLICITATION
35.1During the Term and for a period of 12 months after the Term, each of the Service Provider and the
Service Recipient (the undertaking party) undertakes to the other that it shall not, and that it shall procure that none of its Affiliates shall, either alone or in conjunction with or on behalf of any other person directly or indirectly solicit, induce or entice away (or attempt to solicit, induce or entice away) from the employment of the other party or any of its Affiliates any person:
(a)engaged or involved in the provision or receipt of the Services (or who has been so engaged or involved in the preceding 12 month period); or
(b)who ordinarily works in, or is based in, the same office premises as the undertaking party, without the express prior written consent of that other party.
36.LEGAL RELATIONSHIP
36.1The parties acknowledge and agree that nothing in this Agreement and no action taken by the parties under this Agreement shall constitute, establish or imply a partnership, joint venture, agency, association, other co-operative entity, employment or fiduciary relationship between the parties.
36.2No party shall have, nor represent that it has, any authority to make or enter into any commitments on any other party's behalf or otherwise bind any other party in any way (including the making of any representation or warranty, the assumption of any obligation or liability or the exercise of any right or power).
37.COSTS
Except as otherwise provided in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement.
38.NO SET-OFF
Each party shall pay all sums due under this Agreement without set-off or counterclaim.
39.FURTHER ASSURANCES
39.1Each party shall (and shall procure that each of its Affiliates shall) upon request, at its own cost and expense, do (or procure that each of its Affiliates does) anything that may be required to give full effect to this Agreement, including the execution of all deeds and documents.
39.2Each party shall procure so far as it lawfully can that each of its Affiliates complies with all obligations under this Agreement that are expressed to apply to any of its Affiliates.
40.NOTICES
40.1Any notice to be given by one party to any other party in connection with this Agreement shall be in writing in English and signed by or on behalf of the party giving it.  It shall be delivered by hand, email, registered post or courier using an internationally recognised courier company.
40.2A notice shall be effective upon receipt and shall be deemed to have been received: (i) at the time of delivery, if delivered by hand, registered post or courier, or (ii) upon the generation of a receipt notice by the recipient's server or, if such notice is not so generated, upon delivery to the recipient's server, if delivered by email.  Where delivery occurs outside Working Hours, notice shall be deemed to have been received at the start of Working Hours on the next following Business Day.
The addresses and email addresses of the parties for the purpose of clause 40.1 are:

Service Provider	Address: Its registered address from time to time	Email: [redacted]
For the attention of:	Legal Department	(and a copy, which shall not itself constitute notice to [redacted])
Service Recipient	Address: Its registered address from time to time	Email: [redacted]
For the attention of:	Legal Department	(and a copy, which shall not itself constitute notice to [redacted])
40.3Each party shall notify the other party in writing of a change to its details in clause 40.2 from time to time.
41.LANGUAGE
41.1All meetings of the parties or their representatives under or in connection with this Agreement shall be conducted in English.  Notices (including accompanying papers) and minutes of such meetings shall be prepared in English.
41.2Each other document in connection with this Agreement shall be in English or accompanied by an
English translation.  The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document, notice or other communication given or delivered to it pursuant to this clause 41.2.
42.CONFLICTS
If there is any conflict or inconsistency between the clauses of this Agreement, the Service
Descriptions or remaining Schedules, they shall be applied in the following descending order of precedence:
(a)the clauses of this Agreement;
(b)Charges Schedule; and
(c)the remaining Schedules,
to the extent of the conflict or inconsistency unless, and to the extent, this Agreement expressly specifies otherwise.
43.ENTIRE AGREEMENT
43.1This Agreement contains the whole agreement between the parties relating to the Services contemplated by this Agreement and supersedes and terminates all previous agreements, in whole or in part, between the parties to the extent that such previous agreements provide for the Services (or services equivalent to the Services to be provided to the Service Recipient) under this Agreement.
Except as required by statute, no terms shall be implied (whether by custom, usage or otherwise) into this Agreement. For the avoidance of doubt, the Surviving Agreements shall not be terminated pursuant to the provisions of this clause 43.1. Each party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any express or implied representation, warranty, collateral contract or other assurance (except those set out in this Agreement made by or on behalf of any other party at any time before the signature of this Agreement.
43.2Each party waives all rights and remedies which, but for clause 43.1 might otherwise be available to it in respect of any such express or implied representation, warranty, collateral contract or other assurance.
43.3Nothing in this clause 43 shall exclude or limit any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.
44.WAIVERS
44.1Except as expressly provided in this Agreement, no failure or delay by any party in exercising any right, power or remedy relating to this Agreement shall constitute, or affect or operate as, a waiver or variation of that, or any other, right, power or remedy or preclude its exercise at any subsequent time.  No single or partial exercise of any such right, power or remedy shall preclude any further exercise of it or the exercise of any other right, power or remedy.
44.2Any waiver of any right under this Agreement is only effective if it is in writing and it shall apply only to the party to whom the waiver is addressed and to the circumstances for which it is given.
45.COUNTERPARTS
This Agreement may be executed in any number of counterparts or duplicates, each of which, when executed, shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such counterparts or duplicates shall constitute one and the same document.
46.VARIATIONS
Subject to clause 15 (Change Management Procedure), no amendment of this Agreement shall be valid unless it is in writing, expressly stated to amend this Agreement and duly executed by or on behalf of all of the parties to it, unless more stringent requirements (including where execution must be by way of a notarial deed) must be satisfied under Applicable Laws.  This shall also apply to any amendment of this clause 46.
47.INVALID TERMS
Each of the provisions of this Agreement is severable.  If any such provision, or part of a provision, is held to be or becomes invalid, illegal or unenforceable under the Applicable Laws of any jurisdiction:
(a)the parties shall use reasonable endeavours to replace it with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible; and
(b)such invalidity, illegality or unenforceability shall not affect the other provisions of this
Agreement, which shall remain in full force and effect.
48.NO THIRD PARTY ENFORCEMENT
48.1Except as expressly stipulated in this Agreement, this Agreement does not create any right or benefit enforceable by any person not a party to it (within the meaning of the Contracts (Rights of Third
Parties) Act 1999).
48.2To the extent this Agreement expressly grants any rights to any third party, the consent of that third party is not necessary for any variation (including any release or compromise in whole or in part of any liability) or termination of this Agreement.
49.GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of England.  Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, shall be governed by and determined in accordance with English law.
50.DISPUTE RESOLUTION
Escalation
50.1Upon written notification by one party to the other that a Dispute exists (a Dispute Notice), each party shall refer the Dispute to the Governance Committee for resolution. If the Dispute is not resolved by the Governance Committee within 20 Business Days after receipt of the relevant Dispute
Notice, either party may give written notice to the other party requiring the Dispute to be escalated
(an Escalation Notice).
50.2Within ten Business Days after the date of an Escalation Notice, the relevant Dispute shall be referred to the Chief Technology Officer (or other nominated appropriate "C-suite" member) of each party for resolution.
50.3Any Dispute that is not resolved by agreement in writing between the parties within ten Business
Days after the date of an Escalation Notice shall be resolved in accordance with the remaining provisions of this clause 50.
Arbitration
50.4This clause 50 shall be governed by English law.
50.5Any Dispute that is not resolved under the Escalation Procedure shall, at the request of any party, be referred to and finally resolved by arbitration under the LCIA Arbitration Rules as amended from time to time (for the purpose of this clause 50, the Rules).
50.6The Rules are incorporated by reference into this clause 50 and capitalised terms used in this clause
50 which are not otherwise defined in this Agreement have the meaning given to them in the Rules.
50.7The number of arbitrators shall be three.  The claimant shall nominate one arbitrator for appointment by the LCIA Court.  The respondent shall nominate one arbitrator for appointment by the LCIA
Court.  The LCIA Court shall appoint the presiding arbitrator.
50.8The seat or legal place of arbitration shall be London.
50.9The language used in the arbitral proceedings shall be English.  All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation.
50.10Delivery of any request made pursuant to this clause shall be at the address given for the sending of notices under clause 40 and in a manner provided for in that clause.
50.11Notwithstanding any provision to the contrary in the Rules, the parties agree that any arbitrator
(including the presiding arbitrator) may have the same nationality as any party to the arbitration.
SCHEDULE 9
DEFINITIONS AND INTERPRETATION
1.Definitions
In this Agreement:
Additional Project is defined in the Governance Model;
Affiliate means, in relation to any person, any entity from time to time directly or indirectly (i)
Controlling, (ii) Controlled by, or (iii) under common Control with that person;
Anti-Bribery Laws means any applicable anti-bribery or anti-corruption law, regulation or rule enacted in any jurisdiction, including the US Foreign Corrupt Practices Act of 1977 and the UK
Bribery Act 2010;
Anti-Money Laundering Law means all applicable anti-money laundering-related and counter-
terrorist financing-related laws, regulations, rules and guidance;
Aorta Service is defined in Part C of the Service Description;
Applicable Laws means any statute, law, rule, regulation, treaty, directive, ordinance, code or rule of law which, in each case, is issued, administered or enforced by any Governmental Authority, and any legally binding judicial or administrative interpretation of any of these and which, in each case, is applicable to the provision or receipt (as relevant) of the Services including, for the avoidance of doubt, any anti-corruption, Anti-Bribery Laws or Anti-Money Laundering Laws, and including any licences, consents, permits and approvals of a Regulator that is necessary in connection with the performance of obligations under this Agreement;
Authorisation means a legal permission of whatsoever kind (including licences, consents or approvals) required from a third party (other than any Affiliate of the Service Provider) to allow the
Service Provider to perform, and/or for any the Service Recipient or any relevant Service
Beneficiary to receive the benefit of, any Services (or part thereof), and/or to permit the use of or access to the Service Provider Materials and/or the Service Provider Systems by the Service
Recipient (or any relevant Service Beneficiary);
Authorisation Expenses is defined in clause 5;
Base Charges is defined in the Charges Schedule;
Business Continuity Plans is defined in clause 23;
Business Day means a day other than a Saturday, Sunday or public holiday in London or the
Territory, on which banks are open in London or the Territory for general commercial business;
B2B Services means the services set out in Part E of the Service Description;
Central Component is defined in the Service Operating Model;
Change means any change to the terms and conditions of this Agreement (including to the scope or duration of a Service as set out in the Services Schedule), in each case other than an Operational or
Roadmap Change;
Change Management Procedure means the process for requesting and agreeing Changes as set out in Schedule 3 (change management procedure);
Change Request is defined in the Change Management Procedure;
Change Response is defined in the Change Management Procedure;
Charge Principles is defined in the Charges Schedule;
Charges means the:
(a)Service Charges;
(b)Reimbursable Costs; and
(c)Pass-Through Costs;
Charges Schedule means Schedule 4 (charges);
Claim means any claim under or in connection with, or for breach of, this Agreement or any of the
Services (including claims for breach of contract), tort (including negligence), breach of statutory duty, misrepresentation, restitution or otherwise;
Component is defined in the Service Operating Model;
Confidential Information means all information, however recorded, communicated, including technical or other information, imparted in confidence or disclosed by a party or its Affiliates to the other party or its Affiliates, or otherwise obtained by the recipient, that:
(a)is identified as being confidential at the time of disclosure or which a reasonable person in the position of the recipient would understand to be confidential due to the nature, type or presentation of the information; and
(b)relates to the disclosing party's (or its Affiliates') business, services or products, developments, Intellectual Property Rights, trade secrets, know-how, processes, methodologies, personnel, suppliers or clients,
and includes:
(i)information relating to the provisions of, and negotiations leading to, this Agreement;
(ii)(in relation to the obligations of the Service Recipient) any information received or held by the Service Recipient or any Service Beneficiary (or any their respective Representatives)
relating to the Service Provider Group;
(iii)(in relation to the obligations of the Service Provider) any information received or held by the Service Provider (or any of its Representatives) relating to the Service Recipient or any
Service Beneficiary; and
(iv)written information and information transferred or obtained orally, visually, electronically or by any other means and any information which the party has determined from information it has received including any forecasts or projections;
Connectivity Service means the Services set out in Part B of the Services Schedule;
Contract Year means a period of 12 consecutive months commencing on and from:
(a)the Effective Amendment Date; or
(b)any anniversary of the Effective Amendment Date,
except for the final Contract Year, which shall commence on the last anniversary of the Effective
Amendment Date to occur in the Term and end on the date of termination of this Agreement;
Contracting Party is defined in clause 30.1;
Control means, in relation to any undertaking, being:
(a)entitled to exercise, or control the exercise of (directly or indirectly) 50 per cent or more of the voting power at any general meeting of the shareholders in respect of all or substantially all matters falling to be decided by resolution or meeting of such persons; or
(b)entitled to appoint or remove directors on the board of directors who are able (in the aggregate) to exercise 50 per cent or more of the voting power at meetings of that board in respect of all or substantially all matters;
CPE means customer premises equipment provided in connection with the Connectivity Services and Entertainment Services;
CPE Software means the software owned by the Service Provider that is provided by or on behalf of the Service Provider and/or its licensors to the Service Recipient in connection with the CPE made available through the Entertainment Services and Connectivity Services;
CPE Software Fee is defined in the Charges Schedule;
CPE Software Period has the meaning set out in Clause 9;
Data Processing Agreement is defined in clause 19;
Data Protection Laws means any law, enactment, regulation or order concerning the processing of data relating to living persons including:
(a)the Swiss Federal Act on Data Protection (FADP) and its ordinances;
(b)the EU GDPR, EU laws on the protection of personal data as applicable pursuant to Article
71 of the Withdrawal Agreement and all other EU Data Protection Laws;
(c)the UK GDPR;
(d)the UK Data Protection Act 2018; and
(e)UK Privacy and Electronic Communications (EC Directive) Regulations 2003,
in each case, to the extent applicable to the activities or obligations under or pursuant to this
Agreement;
Default Interest means interest at a rate equal to the greater of: (i) the European Central Bank base rate plus [redacted] per cent; and (ii) [redacted];
Default Notice is defined in clause 10;
Definitions and Interpretation Schedule means this Schedule;
Delivery Services means the delivery services as set out in the Part 3 of the Service Operating
Model;
Dependencies means:
(a)those dependencies identified as such in this Agreement, including each part of the relevant
Service Descriptions, the General Dependencies and the Pass-through Services;
(b)the access, assistance and resources required to be provided by the Service Recipient (or a
Service Beneficiary) pursuant to clauses 8 and 16; and
(c)and any other obligation of the Service Recipient (and/or each Service Beneficiary) under this Agreement,
(and a Dependency shall be construed accordingly);
Dispute means any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it;
Draft Exit Plan is defined in clause 27;
Due Date is defined in clause 10 (charges, costs and invoicing);
Effective Amendment Date means 8 November 2024;
Entertainment Service means the Services set out in Part A of the Service Descriptions;
Escalation Procedure means the procedure for escalating Disputes, as set out in the Governance
Model;
EU Data Protection Laws means any law, enactment, regulation or order transposing, implementing, adopting, supplementing or derogating from, the EU GDPR and the EU Directive
2002/58/EC in each European Union member state and the United Kingdom;
EU GDPR means the General Data Protection Regulation 2016/679;
Exchange Rate means, for two particular currencies for a particular day, the spot rate of exchange
(the closing mid-point) for one of those currencies into the other currency at the rate quoted by the
European Central Bank as at the close of business in the Territory on that date;
Excluded Service means any and all services and support that may be received by (or on behalf of)
the Service Recipient Group or provide by (or on behalf) the Service Provider Group other than the
Services, including the services identified as “excluded services” as set out in each part the Service
Descriptions and the Excluded Services Schedule;
Excluded Services Schedule means Schedule 6;
Exit Assistance is defined in clause 27;
Exit Period is defined in clause 27;
Exit Plan is defined in clause 27;
Exit Strategy is defined in clause 27;
Force Majeure Event means any circumstance beyond a party's reasonable control, including:
(a)any act of God, flood, earthquake or other natural disaster;
(b)any act of terrorism, riot, war, sanction, embargo or breaking-off of diplomatic relations;
(c)any epidemic (including any pandemic) of novel virus or disease;
(d)any collapse of buildings, fire, explosion or accident of comparable magnitude;
(e)any change to Applicable Laws or action taken by a Governmental Authority, including imposing an export or import restriction, quota or prohibition, or failing to grant, or revoking, a necessary licence or consent but only to the extent any such circumstances have not been either:
i.dealt with under the Change Management Procedure by way of a Required Change; or
ii.notified to the Service Provider not less than 6 months prior to the effective date of change or action taken;
Further Information Period is defined in the Change Management Procedure;
General Dependency means the Dependencies set out in Schedule 8;
Governance Committee is defined in the Governance Model;
Governance Model means the governance structure and processes set out in Part 2 of the Service
Operating Model;
Governmental Authority means any supra-national, national, state, municipal or local government
(including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority, including the European Union, the United States Office of Foreign
Assets Control and any Tax Authority;
Ground for Suspension is defined in clause 22 (suspension);
Group means, in the case of the Service Recipient, the Service Recipient Group and, in the case of the Service Provider, the Service Provider Group;
Initial Service Term means, for each Service, the period of 5 years from the Effective Amendment
Date or, where applicable, the period specified to be the "Initial Service Term" in the applicable
Service Description;
Insolvency Event, in relation to a party from time to time, means any of the following:
(a)it becomes insolvent or is unable, or admits its inability generally, to pay its debts as they fall due;
(b)it suspends, or threatens to suspend, making payments on any of its debts or, by reason of actual or anticipated financial difficulties, starts negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness;
(c)it makes a general assignment, arrangement, composition or compromise with or for the benefit of its creditors;
(d)it has a liquidator (both provisional and following a winding up), receiver (including a fixed charge receiver), administrative receiver, administrator, nominee, supervisor, monitor or other similar officer appointed in respect of itself or any of its assets under the law of any jurisdiction or notice is given of the intention to make any such appointment; or
(e)a moratorium is declared in respect of any of its indebtedness (if a moratorium occurs, the ending of the moratorium shall not remedy any Insolvency Event caused by that moratorium);
Intellectual Property Rights means:
(a)patents, utility models and rights in inventions;
(b)rights in each of: know-how and trade secrets;
(c)trade marks, service marks, rights in logos, trade names, rights in each of get-up and trade dress, rights to sue for passing off (including trade mark-related goodwill), rights to sue for unfair competition, and domain names;
(d)copyright, moral rights, database rights, rights in designs, and semiconductor topography rights;
(e)any other intellectual property rights; and
(f)all rights or forms of protection, subsisting now or in the future, having equivalent or similar effect to the rights referred to in paragraphs (a) to (e) above, in each case: (i) anywhere in the world; (ii) whether unregistered or registered (including, for any of them, all applications, rights to apply and rights to claim priority) and (iii) including, in respect of any of them, all divisionals, continuations, continuations-in-part, reissues, extensions, re-
examinations and renewals;
IT Services is defined in Part D of the Service Description;
Local Component is defined in the Service Operating Model;
Losses means losses, damages, costs, claims, liabilities, fines, interest, penalties, charges, expenses, demands and legal and other professional costs, in each case of any nature whatsoever;
MVNO Services means the services set out in Part F of the Service Description;
Offer Period is defined in clause 31 (employees);
Operational Change is defined in the Service Operating Model;
Operational or Roadmap Change is defined in the Change Management Procedure;
Operational Processes is defined in clause 2 (services);
Operational Services is defined in the Service Operating Model;
Pass-Through Costs is defined in the Charges Schedule;
Pass-Through Service is defined in the Pass-Through Services Schedule;
Pass-Through Services Schedule means Schedule 5;
Permitted Assignee is defined in clause 32 (assignment and subcontracting);
Platform is defined in the Service Operating Model;
Platform Services means the platform services as set out in Part 2 of the Service Operating Model;
Procurement Services means the procurement services being provided from time to time by the
Service Provider Group to the Service Recipient Group (if any);
Product means each Component, Platform, System, Software or other product, all technical and user manuals and Software (including any Software Release);
Product Compliance means any Product requirements set out in clauses 33.12 to 33.19;
Project Leader is defined in the Governance Model;
Reasonable Costs means all third party or internal costs (including one-off and recurring costs)
which are reasonably incurred and can be demonstrated or evidenced;
Regulator means one or more, as the context requires, of any stock exchange, any data protection or privacy or telecommunications authority, and any other regulatory, governmental or antitrust body
(including any Tax Authority) having applicable jurisdiction;
Reimbursable Costs means:
(a)any Authorisation Expenses payable by the Service Recipient under clause 5; and
(b)each amount specified under this Agreement or otherwise agreed by the parties as being reimbursable to the Service Provider by the Service Recipient as a "Reimbursable Cost";
Relief Event is defined in clause 8 (dependencies and relief events);
Renewal Term is defined in clause 3 (duration);
Representatives means, in relation to a party, its respective Affiliates and the directors, officers, employees, agents, advisers, accountants and consultants of that party and/or of its respective
Affiliates;
Requested Change is defined in the Change Management Procedure;
Required Change is defined in the Change Management Procedure;
Roadmap is defined in the Delivery Services;
Roadmap Deliverables is defined in the Delivery Services;
Scalable Charges is defined in the Charges Schedule;
Security Policies and Procedures means the Service Provider's policies and procedures related to security (including information technology) provided to the Service Recipient from time to time;
Service means in relation to each Part of the Services Schedule, all of the individual service elements that are described in that Part, other than the Excluded Services;
Service Beneficiary is defined in clause 2 (services):
Service Boundary means:
(a)[redacted]
(b)in respect of any Service (in whole or part) set out in (a) and any other Service (in whole or part) not meeting the criteria set-out in (a)(i) and (a)(ii), use of and access to the relevant
Services directly by the Service Recipient and any Service Beneficiary solely for their internal business purposes and not for the internal or external use of, access to or benefit of any other Service Recipient Affiliate or third party (including any resale or onward provision of any kind),
and, in each case, always subject to clause 5 (third party suppliers) and within the Service Volume limits for the relevant Service;
Service Charges means the amounts payable in respect of each Service, as specified in the Charges
Schedule;
Service Description means, for each Service, the description of that Service as set out in the corresponding Part of Schedule 1 (Service Description);
Service Operating Model means the service operating model set out in Schedule 2 (service operating model);
Service Provider is defined in the Parties;
Service Provider Group means the Service Provider and each other entity which directly or indirectly Controls, is directly or indirectly Controlled by (through one or more intermediaries) or is under direct or indirect common Control with the Service Provider from time to time;
Service Provider Licensed Materials is defined in clause 17 (intellectual property rights);
Service Provider Materials means:
(a)any materials, documents, manuals, information, data and databases (in any medium or format) which are:
(i)owned by the Service Provider, its Affiliates or any Third Party Supplier before the
Effective Amendment Date;
(ii)licensed by the Service Provider to the Service Recipient under this Agreement in connection with the receipt of the Services;
(iii)created or developed by, or on behalf of, the Service Provider Group whether before or after the Effective Amendment Date and used in the provision of the Services, excluding Service Recipient Data and Bespoke Materials; or
(iv)acquired by the Service Provider, its Affiliates or any Third Party Supplier other than pursuant to this Agreement; and
(b)all adaptations, modifications and enhancements to, or derivative works created on the basis of, the materials, documents, manuals, information, data or databases under (a) above;
Service Provider Systems means any assets, equipment, hardware, firmware, peripherals, communication links, storage media, network, networking equipment and other equipment or infrastructure (and in each case, any components thereof) used in conjunction with the same, together with all software, tools and related object and source codes and databases, used by or on behalf of the Service Provider Group to provide the Services and/or accessed by the Service
Recipient Group in order to use or receive the benefit of the Services;
Service Provider's Bank Account means the Service Provider's or other Service Provider Group entity’s bank account that the Service Provider notifies to the Service Recipient from time to time;
Service Recipient is defined in the Parties;
Service Recipient Data means all data:
(a)provided to the Service Provider or any of its Affiliates or subcontractors, by or on behalf of the Service Recipient or any Service Beneficiary; or
(b)generated by the Service Provider (or any of its Affiliates or subcontractors), in each case (i) in the course of providing or receiving the Services, as the case may be, (ii) relating exclusively to the Service Recipient or a Service Beneficiary, and (iii) excluding the Service
Provider Materials and the records generated and retained by the Service Provider;
Service Recipient Group means:
(a)the Service Recipient; and
(b)each other company which the Service Recipient is entitled to exercise, or control the exercise of (directly or indirectly) more than 50% of the voting power at any general meeting of the shareholders in respect of all matters falling to be decided by resolution or meeting of such persons;
Service Recipient Materials means:
(a)the Service Recipient Data;
(b)to the extent not Service Recipient Data, any other materials, documents, manuals, information, data and databases owned and/or operated by, or leased or licensed (other than by the Service Provider) to, the Service Recipient Group, and provided by or on behalf of any member of the Service Recipient Group to the Service Provider Group in respect of the provision of the Services; and
(c)all adaptations, modifications and enhancements to, or derivative works created on the basis of, the materials, documents, manuals, information, data or databases under (a) and (b)
above (in each case to the extent they do not constitute Service Provider Materials);
Service Recipient Systems means any assets, equipment, hardware, firmware, peripherals, communication links, storage media, network, networking equipment and other equipment or infrastructure (and in each case, any components thereof) used in conjunction with the same, together with all software, tools and related object and source codes and databases, provided by or on behalf of the Service Recipient or any Service Beneficiary to the Service Provider Group to
provide the Services;
Service Term is defined in clause 3 (duration);
Service Volumes means in respect of a Service and a calendar year, the service volumes specified in the Service Description for that Service and that calendar year;
Services Schedule means Schedule 1;
Small Works is defined in the Service Operating Model;
Software means any software (including third party software and CPE Software) owned by or licensed to the Service Provider which is used to operate the Services, Platforms, applications or products provided by the Service Provider or otherwise used or received by the Service Recipient in connection with this Agreement;
Software Release is defined in the Service Operating Model;
Stranded Costs means, in relation to a Service being terminated:
(a)all non-refundable and non-recoverable costs, expenses or charges (including internal costs)
already incurred by the Service Provider Group or which the Service Provider Group is contractually committed to pay, and in respect of the period of time between the date of termination of the relevant Service and the expiry of the Service Term; and
(b)termination fees, break fees or costs payable under any Third Party Supply Contract as a result of early termination of, or reduced usage under, those Third Party Supply Contracts, in each case that arise as a result of or in connection with the provision of that Service to the Service
Recipient or Service Beneficiaries or the termination of the provision of that Service to the Service
Recipient or Service Beneficiaries;
Surviving Agreements means: [redacted]
Systems means the Service Provider Systems or the Service Recipient Systems, as applicable;
Tax or Taxation means (a) taxes on income, profits and gains, and (b) all other taxes, levies, duties, imposts, charges and withholdings in the nature of taxation, including VAT, any excise, property, transfer, franchise and payroll taxes and any national insurance or social security contributions, together with all penalties, charges, fees and interest relating to any of these or to any late or incorrect return in respect of any of them (except to the extent attributable to the delay or default of the Service Recipient or any Service Beneficiary);
Tax Authority means any Governmental Authority or public body in the respective jurisdiction in charge of assessing, imposing, collecting or auditing any Tax or assessing the Tax base or elements of it;
Tax Deduction means a deduction or withholding for or on account of Tax from a payment made under this Agreement;
Tax Relief means any loss, relief, allowance or credit in respect of any Tax and any deduction in computing income, profits or gains for the purposes of any Tax or any right to repayment of Tax;
Technical Architecture Services means the services set out in Part G of the Service Description;
Term is defined in clause 3 (duration);
Territory means Switzerland;
Third Party Costs means the costs relating to hardware, software or services from Third Party
Suppliers used by the Service Provider included within the Base Charges and Scalable Charges of each Service;
Third Party Supplier is defined in clause 5 (third party suppliers);
Third Party Supply Contract is defined in clause 5 (third party suppliers);
Transfer Regulations means any applicable legislation or other measure, including The Transfer of
Undertakings (Protection of Employment) Regulations 2006 (SI 2006/246) or any equivalent legislation in any jurisdiction, under which the employment of an employee may automatically transfer to the Service Recipient Group as a result of termination or expiry of the Services or this
Agreement;
Transferring Employee is defined in clause 31 (employees);
UK GDPR means the EU GDPR to the extent that it forms part of retained European Union law under the European Union (Withdrawal) Act 2018 (as amended from time to time);
Withdrawal Agreement means the Agreement on the withdrawal of the United Kingdom of Great
Britain and Northern Ireland from the European Union and the European Atomic Energy
Community.
VAT means:
(a)value added tax imposed in compliance with the Value Added Tax Act 1994;
(b)value added tax imposed in compliance with the Swiss Federal Act on Value Added Tax;
(c)any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(d)any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere; and
Working Hours means 8.30am to 5.00pm on a Business Day.
2.Interpretation
In this Agreement, unless the context requires otherwise:
(a)references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (in any case, whether or not it has separate legal personality);
(b)any reference to a party to this Agreement includes the successors and permitted assigns
(immediate or otherwise) of that party;
(c)references to a paragraph, clause or Schedule are to those of this Agreement;
(d)any reference to a document is to that document as amended, varied or novated from time to time otherwise than in breach of this Agreement or document;
(e)headings do not affect its interpretation;
(f)the singular shall include the plural and vice versa, and references to one gender include all genders;
(g)the phrases to the extent and to the extent that are used to indicate an element of degree and are not synonymous with the word "if";
(h)any reference to a time of day is to the time in the Territory;
(i)references to any English law legal term or concept shall, in respect of any jurisdiction other than England, be construed as references to the term or concept that most nearly corresponds to it in that jurisdiction;
(j)if it is necessary to express a monetary sum that is expressed in one currency in a different currency, the amount in the different currency shall be derived by converting the amount in the original currency at the Exchange Rate on the relevant date;
(k)any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as merely illustrative and shall not limit the sense of the words preceding those terms;
(l)any reference to a document in the agreed form is to the form of the relevant document agreed between the parties and, for the purpose of identification, initialled for or by each of them (in each case with any amendments that the parties may agree);
(m)any reference to indemnifying any person against any event, matter or circumstance shall be construed as a reference to indemnifying that person in full on an after Tax basis from and against any and all Claims and from all Losses, in any such case arising out of, based upon or in connection with, whether directly or indirectly, such event, matter or circumstance, and indemnified and indemnify and similar expressions shall be interpreted accordingly; and
(n)any reference to an indemnity being on an after Tax basis shall mean that the amount payable pursuant to such indemnity obligation (the Payment) shall be calculated in such a manner as will ensure that, after taking into account:
(i)any Tax required to be deducted or withheld from the Payment;
(ii)the amount and timing of any additional Tax which becomes payable by the recipient of the Payment (or which would have become payable but for the availability of any Relief) as a result of the Payment's being subject to Tax in the hands of the recipient; and
(iii)the amount, timing and value of any Tax Relief which is obtained by the recipient of the Payment to the extent that such Tax Relief is attributable to the matter giving rise to the indemnity obligation or to the receipt of the Payment, the recipient of the Payment receives and retains the same amount as it would have received had such Tax not been payable or required to be deducted and had such Tax Relief not been available or obtained.  In this paragraph (n), references to the recipient of the Payment shall include references to its Affiliates.
3.Release, Hosting, Operation and Licensing
In the Service Description, if a party is allocated any of the following responsibilities it shall have the following meaning:
(a)Release indicates that party as being responsible for the software and hardware release process for the relevant Service (or application, System or Component, as specified);
(b)Hosting indicates that party as being responsible (as between the parties) for the hardware, software and networking infrastructure and associated data centre environment and operations, to support the relevant Service (or application, System or Component, as specified);
(c)Operation indicates that party as being responsible for managing, operating, servicing and maintenance of the relevant Service (or application, System or Component, as specified);
and
(d)Licensing indicates the party as being responsible for the licensing costs associated with any
Intellectual Property Rights relating to the relevant Service (or application, System or
Component, as specified) licensed from the owner or reseller of such Intellectual Property
Rights or under any agreement between a third party and a member of the Service Provider
Group.
4.Scaling (cost allocation only)
Where a party is allocated responsibility for Scaling in the Service Description:
(a)this indicates that the party is responsible for the costs of Scaling associated with the responsibilities set out in paragraph 3(a) to (d) above (as further detailed under the Charges
Schedule); and
(b)for clarification, this does not indicate responsibility for performing the activities related to
Scaling, which would remain with the party responsible for the relevant aspect to be Scaled
(i.e. under paragraph 3(a) to (d) above).
If Scaling is noted as “N/A” rather than allocated to the Service Provider or Service Recipient, then the relevant Service (or application, System or Component, as specified) is not Scalable.
5.Enactments
Except as otherwise expressly provided in this Agreement, any reference to an enactment (which includes any legislation in any jurisdiction) includes references to:
(a)that enactment as amended, consolidated or re-enacted by or under any other enactment whenever made;
(b)any enactment that that enactment re-enacts (with or without modification); and
(c) any subordinate legislation (including regulations) whenever made under that enactment, as amended, consolidated or re-enacted as described at (a) or (b).
6.Schedules
The Schedules comprise schedules to this Agreement and form part of this Agreement.
7.Inconsistencies
If there is any inconsistency between any definition set out in this Schedule and a definition set out in any clause or any other Schedule, then, for the purposes of construing that clause or Schedule, the definition set out in this Schedule shall prevail to the extent of such conflict.